UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NDS GROUP PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NDS GROUP PLC

One Heathrow Boulevard
286 Bath Road
West Drayton
Middlesex UB7 0DQ
England
Registered No. 1950497
(England and Wales)

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To be Held on December 17, 2008

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the “Annual Meeting”) of NDS Group plc (the “Company”) will be held on December 17, 2008, at 10:00 a.m. London time at the offices of Allen & Overy LLP, One Bishops Square, London E1 6AD, United Kingdom.

At the Annual Meeting, shareholders will be asked to pass the following resolutions, with such amendments and alterations as shall be determined at the Annual Meeting, which shall be proposed as ordinary resolutions:

1.	That the Company’s U.K. Annual Report and Financial Statements for the year ended June 30, 2008, together with the corresponding Independent Auditors’ Reports and Directors’ Report, be approved.

2.	That the Directors’ Remuneration Report for the year ended June 30, 2008 be approved.

3.
That the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009 be ratified and that the Audit Committee of the Board of Directors of the Company be authorized to determine Ernst & Young LLP’s remuneration in respect of such period.

4.	That Roger W. Einiger be reappointed as a Director of the Company.

NOTES

a.
Only shareholders of record of the Company’s Series A ordinary shares, par value $0.01 per share (“Series A ordinary shares”) and Series B ordinary shares, par value $0.01 per share (“Series B ordinary shares”, and together with Series A ordinary shares, the “ordinary shares”), at the close of business on November 7, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Because News Corporation, through its subsidiary News Nominees Limited, beneficially owns all of the Series B ordinary shares, it controls approximately 96% of the Company’s voting power. By reason of such ownership, News Corporation is able to control the composition of the Company’s Board of Directors and to control the votes on all other matters submitted to a vote of the Company’s shareholders. Holders of the Series A ordinary shares and Series B ordinary shares vote together as one class and News Corporation intends to vote all of the Series B ordinary shares in favor of all of the proposals set forth in the proxy statement.

b.
If your Series A ordinary shares are registered directly in your name with the Company’s registrar, Equinity Limited, you are a shareholder of record, and proxy materials are being sent directly to you from the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. Under the Company’s Articles of Association, you are entitled to appoint one or more proxies (who need not be shareholders of the Company) to attend the Annual Meeting and vote on your behalf. Further, under the Company’s Articles of Association, deposit of an instrument of proxy shall not preclude you from attending and voting in person at the Annual Meeting. To be valid, forms of proxy (as attached) must be completed and lodged at the registered office of the Company no later than 5:30 p.m. London time on December 15, 2008.

i

c.
If you hold American Depositary Shares of the Company or if your Series A ordinary shares are held in “street name,” meaning your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by the depositary, your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares. However, since you are not the shareholder of record of the shares, you may not attend the Annual Meeting, nor may you vote those shares in person at the Annual Meeting. Rather, you will receive instructions from the depositary, your broker, bank or other nominee describing how to vote your shares.

d.
Only shareholders of record are entitled to attend the Annual Meeting in person or be represented in person by a duly appointed proxy. If you are planning to attend the Annual Meeting in person, you will be asked to register prior to entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a shareholder of record, your ownership of ordinary shares will be verified against the list of shareholders of record as of the Record Date prior to you being admitted to the Annual Meeting. If you are a duly appointed proxy of a shareholder of record, you must present a properly executed proxy card and the ownership of your ordinary shares will be verified against the list of shareholders of record as of the Record Date prior to you being admitted to the Annual Meeting. If you are not a shareholder of record or a duly appointed proxy of a shareholder of record, you will not be admitted to the Annual Meeting. Holders of American Depositary Shares are not considered shareholders of record and are not entitled to be admitted to the Annual Meeting.

e.
Prior to you entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. The Company will be unable to admit anyone who does not comply with these security procedures. If you do not provide government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

/s/ Alexander Gersh
Alexander Gersh Chief Financial Officer and Company Secretary One Heathrow Boulevard 286 Bath Road West Drayton Middlesex UB7 0DQ England
November 19, 2008

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on December 17, 2008:

You may also read the Company’s annual report and this notice and proxy statement on the Company’s website at http://www.NDS.com/z/2008proxy.

YOUR VOTE IS IMPORTANT

REGARDLESS OF HOW MANY ORDINARY SHARES YOU OWN AS OF THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS FOR YOUR COOPERATION IN PROMPTLY MAILING YOUR PROXY CARD.

TABLE OF CONTENTS

Proposal No. 1:	Approval of the U.K. Annual Report and Financial Statements for the Fiscal Year Ended June 30, 2008, Together with the Corresponding Independent Auditors' Reports and Directors' Report	4

Proposal No. 2:	Approval of the Directors’ Remuneration Report for the Year Ended June 30, 2008	5

Proposal No. 3:	Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2009, and the Authorization of the Audit Committee to Determine Ernst & Young LLP’s Remuneration in Respect of Such Period	6

Proposal No. 4:	Reappointment of Roger W. Einiger as a Director of the Company	8

Directors Continuing in Office		9

Non-Executive Director Compensation		10

Corporate Governance		12

Executive Officers of the Company		15

Security Ownership of the Company		16

Compensation Discussion and Analysis		17

Compensation Committee Report		21

Compensation Committee Interlocks and Insider Participation		22

Executive Compensation		22

Report of the Audit Committee		30

Certain Relationships and Related-Party Transactions		32

Section 16(a) Beneficial Ownership Reporting Compliance		34

Annual Report on Form 10-K		34

2009 Annual General Meeting of Shareholders		34

Other Matters		34

Annex A:
NDS Group plc U.K. Annual Report and Financial Statements for the Year Ended June 30, 2008, together with the Corresponding Independent Auditors’ Report, Directors’ Report and Directors’ Remuneration Report

NDS GROUP PLC

One Heathrow Boulevard
286 Bath Road
West Drayton
Middlesex UB7 0DQ
England

PROXY STATEMENT

Annual General Meeting of Shareholders to be held on December 17, 2008

GENERAL

Persons Making the Solicitation

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of NDS Group plc (the “Company”) of proxies for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held on December 17, 2008 at 10:00 a.m. London time at the offices of Allen & Overy LLP, One Bishops Square, London E1 6AD, United Kingdom, and at any adjournment thereof. This proxy statement is first being mailed to shareholders on or about November 21, 2008. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the Annual Meeting.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Outstanding Shares

The Company has two classes of ordinary shares, Series A ordinary shares, par value $0.01 per share (“Series A ordinary shares”), and Series B ordinary shares, par value $0.01 per share (“Series B ordinary shares,” and together with the Class A ordinary shares, the “ordinary shares”), and one class of deferred shares, par value £1 per share. The Series A ordinary shares trade in the form of American Depositary Shares (“ADSs”) on The NASDAQ Stock Market (“NASDAQ”). Each ADS represents one Series A ordinary share. The ADSs are evidenced by American Depositary Receipts (“ADRs”) issued by The Bank of New York Mellon, as depositary, under a Deposit Agreement, dated November 26, 1999, among the Company, The Bank of New York Mellon and the registered owners and beneficial owners of ADRs. Substantially all of the Series A ordinary shares are held of record by The Bank of New York Mellon, as custodian. News Corporation owns all of the issued and outstanding Series B ordinary shares. All references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of ordinary shares.

Record Date

Only holders of record of ordinary shares of the Company at the close of business on November 17, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 16,428,228 Series A ordinary shares outstanding and 42,001,000 Series B ordinary shares outstanding. Each Series A ordinary share is entitled to one vote per share and each Series B ordinary share is entitled to ten votes per share. A list of the shareholders of record as of the Record Date will be available at the Annual Meeting and at the Company’s principal executive offices during the ten days prior to the Annual Meeting.

Because News Corporation, through its subsidiary NDS Holdco, Inc., beneficially owns all of the Series B ordinary shares, it controls approximately 96% of the Company’s voting power. By reason of such ownership, News Corporation is able to control the composition of the Board and to control the votes on all other matters submitted to a vote of the Company’s shareholders. Holders of the Series A ordinary shares and Series B ordinary shares vote together as one class. News Corporation intends to vote all of the Series B ordinary shares in favor of all of the proposals set out in this proxy statement.

If you hold Series A ordinary shares that are registered directly in your name with the Company’s registrar, Equinity Limited, you are a shareholder of record, and these proxy materials are being sent directly to you from the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. Under the Company’s Articles of Association, you are entitled to appoint one or more proxies (who need not be shareholders of the Company) to attend the Annual Meeting and vote on your behalf. Further, under the Company’s Articles of Association, deposit of an instrument of proxy shall not preclude you from attending and voting in person at the Annual Meeting.

If you hold ADSs or if your Series A ordinary shares are held in “street name,” meaning your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of those shares and these proxy materials are being forwarded to you by the depositary, your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares. However, since you are not the shareholder of record of the shares, you may not attend the Annual Meeting, nor may you vote those shares in person at the Annual Meeting. Rather, you will receive instructions from the depositary, your broker, bank or other nominee describing how to vote your shares.

Voting and Revocation

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” all of the proposals.

If you hold ADSs or if your Series A ordinary shares are held in “street name,” please check your proxy card or contact the depositary, your broker, bank or nominee to determine whether you will be able to vote by telephone or electronically. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers Internet and telephone voting options.

A proxy may be revoked by a shareholder at any time prior to the voting thereof by giving notice of revocation in writing to the Company Secretary, by duly executing and delivering to the Company Secretary a proxy bearing a later date.

Attending the Annual Meeting in Person

Only shareholders of record are entitled to attend the Annual Meeting in person or be represented in person by a duly appointed proxy. If you hold ADSs or if your Series A ordinary shares are held in “street name,” meaning your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of those shares and not a shareholder of record and you may not attend the Annual Meeting or vote those shares in person at the Annual Meeting. If you are planning to attend the Annual Meeting in person, you will be asked to register prior to entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a shareholder of record, your ownership of ordinary shares will be verified against the list of shareholders of record as of the Record Date prior to you being admitted to the Annual Meeting. If you are a duly appointed proxy of a shareholder of record, you must present a properly executed proxy card and the ownership of your ordinary shares will be verified against the list of shareholders of record as of the Record Date prior to you being admitted to the Annual Meeting. If you are not a shareholder of record or a duly appointed proxy of a shareholder of record, you will not be admitted to the Annual Meeting.

Prior to you entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. The Company will be unable to admit anyone who does not comply with these security procedures. If you do not provide government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting.

Required Vote

There must be a quorum in order for the Company to conduct the Annual Meeting. A quorum requires the presence, in person or by proxy, of two shareholders entitled to vote at the Annual Meeting. Abstentions and “broker non-votes” will also be counted for purposes of establishing a quorum at the meeting. A “broker non-vote” occurs when you do not give your broker, bank or nominee instructions on how to vote your Series A ordinary shares. You are urged to vote by proxy so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.

The following proposals require the affirmative vote of a majority of the ordinary shares present in person or by proxy, and entitled to vote on the matter at the Annual Meeting:

Proposal No. 1:
Approval of the Company’s U.K. Annual Report and Financial Statements (the “U.K. Annual Accounts”) for the year ended June 30, 2008, together with the corresponding Independent Auditors’ Reports and Directors’ Report.

Proposal No. 2:	Approval of the Directors’ Remuneration Report for the year ended June 30, 2008.

Proposal No. 3:
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009, and the authorization of the Audit Committee to determine Ernst & Young LLP’s remuneration in respect of such period.

Proposal No. 4:	Reappointment of Roger W. Einiger as a Director of the Company.

All ordinary shares represented by properly executed proxies, which are returned and not revoked, will be voted in accordance with your instructions. If no instructions are provided in a proxy, the number of ordinary shares represented by such proxy will be voted:

•	“FOR” the approval of the U.K. Annual Accounts for the year ended June 30, 2008, together with the corresponding Independent Auditors’ Reports and Directors’ Report.

•	“FOR” the approval of the Directors’ Remuneration Report for the year ended June 30, 2008.

•
“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009, and the authorization of the Audit Committee to determine Ernst & Young LLP’s remuneration in respect of such period.

•	“FOR” the reappointment of Roger W. Einiger as a Director of the Company.

Abstentions and “broker non-votes” are not deemed votes cast in favor of any of the proposals set out above for purposes of calculating the vote.

PROPOSAL NO. 1:

APPROVAL OF THE U.K. ANNUAL REPORT AND FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED JUNE 30, 2008, TOGETHER WITH THE CORRESPONDING INDEPENDENT AUDITORS’ REPORTS AND DIRECTORS’ REPORT

Attached to this proxy statement as Annex A are the U.K. Annual Report and Financial Statements (the “U.K. Annual Accounts”) for the fiscal year ended June 30, 2008, together with the corresponding Independent Auditors’ Reports and Directors’ Report. The U.K. Annual Accounts have been prepared in accordance with the U.K. Companies Act 1985. These differ from the Company’s consolidated financial statements prepared in accordance with United States generally accepted accounting principles. The U.K. Annual Accounts for the year ended June 30, 2008 have been audited by Ernst & Young LLP, the Company’s independent registered public accounting firm, which has written the corresponding Independent Auditors’ Reports on these accounts. In accordance with U.K. legal requirements, the U.K. Annual Accounts, together with the corresponding Independent Auditors’ Reports and Directors’ Report, will be presented to the Company and its shareholders for approval at the Annual Meeting and will be delivered to Companies House in the United Kingdom.

The affirmative vote of a majority of the ordinary shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary to approve the U.K. Annual Accounts for the year ended June 30, 2008, together with the corresponding Independent Auditors’ Reports and Directors’ Report.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE U.K. ANNUAL ACCOUNTS FOR THE YEAR ENDED JUNE 30, 2008, TOGETHER WITH THE CORRESPONDING INDEPENDENT AUDITORS’ REPORTS AND DIRECTORS’ REPORT.

PROPOSAL NO. 2:

APPROVAL OF THE DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED JUNE 30, 2008

Attached to this proxy statement, beginning on page 9 of Annex A, is the Directors’ Remuneration Report for the year ended June 30, 2008. In accordance with U.K. legal requirements, the Directors’ Remuneration Report has been approved by the Board and will be presented to the shareholders of the Company for approval at the Annual Meeting. The report will be delivered to Companies House in the United Kingdom.

The affirmative vote of a majority of the ordinary shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary to approve the Directors’ Remuneration Report for the year ended June 30, 2008.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED JUNE 30, 2008.

PROPOSAL NO. 3:

APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2009, AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO DETERMINE ERNST & YOUNG LLP’S REMUNERATION IN RESPECT OF SUCH PERIOD

Subject to shareholder ratification, the Audit Committee of the Board (the “Audit Committee”) has selected and submitted to the shareholders of the Company for approval, Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2009. In connection with such selection, it is proposed that the shareholders authorize the Audit Committee to determine the remuneration for E&Y to act as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009. E&Y has audited the consolidated financial statements of the Company since the fiscal year ended June 30, 2002. Representatives of E&Y are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement, if they desire to do so.

The affirmative vote of a majority of the ordinary shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary to ratify the appointment of E&Y as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009, and the authorization of the Audit Committee to determine E&Y’s remuneration in respect of such period.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2009, AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO DETERMINE ERNST & YOUNG LLP’S REMUNERATION IN RESPECT OF SUCH PERIOD.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also requires specific approval by the Audit Committee if total remuneration for tax services would exceed total remuneration for audit and audit-related services in any given fiscal year. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit Committee has delegated this responsibility to the Chairman of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. The Audit Committee’s Charter provides for the approval of the remuneration of the auditors. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal years ended June 30, 2008 and 2007 were pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by E&Y during the fiscal years ended June 30, 2008 and 2007, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

Remuneration Paid to Independent Registered Public Accounting Firm

The Audit Committee is responsible for the selection, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has selected E&Y to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by E&Y. These pre-approval procedures are described above under “Audit Committee Pre-approval Policies and Procedures.”

The description of the fees for professional services rendered to the Company and its subsidiaries by E&Y for the fiscal years ended June 30, 2008 and 2007 are set forth below.

	For the Fiscal Year Ended June 30,
(in thousands)	2008	2007

Audit fees (1)	$1,198	$1,203
Audit-related fees (2)	55	45
Tax fees (3)	45	39
All other fees	—	—

Total fees	$1,298	$1,287
______________
(1)
Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2008 and June 30, 2007; the audit of the Company’s annual management assessment of the effectiveness of internal control over financial reporting as of June 30, 2008 and June 30, 2007 (as required by Section 404 of the Sarbanes Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)); statutory audits required internationally; reviews of the Company’s unaudited condensed consolidated interim financial statements included in the Company’s statutory and regulatory filings; and other services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
Audit-related fees for the fiscal years ended June 30, 2008 and June 30, 2007 include employee benefit plan audits, accounting consultations and other services related to the performance of the audit or review of the Company’s consolidated financial statements.

(3)	Tax fees include fees for tax compliance for domestic and international operating units.

PROPOSAL NO. 4:

REAPPOINTMENT OF ROGER W. EINIGER AS A DIRECTOR OF THE COMPANY

Roger W. Einiger was last elected as a Director of the Company at the annual general meeting of shareholders of the Company held in 2005 and has been a director since 2004. In accordance with Article 72 of the Company’s Articles of Association, Mr. Einger will retire by rotation at the Annual Meeting and, being eligible, is offering himself for reappointment as a Director at the Annual Meeting. If the shareholders approve his reappointment, Mr. Einiger will hold office until the Company’s annual meeting of shareholders to be held in 2011, subject to the provisions of the Company’s Articles of Association and any amendments thereto.

The following information with respect to Mr. Einiger’s principal occupation or employment, other affiliations and business experience set out below was furnished to the Company by Mr. Einiger. The age shown is as of October 27, 2008.

Name and Age	Business Experience and Directorships	Director Since	Year Term Expires

Roger W. Einiger (60)	Roger W. Einiger has been a Director since 2004 and is a member of the Audit Committee of the Board. Mr. Einiger has been a private investor since 2001. Mr. Einiger has been a Director of Avatar Holdings Inc. since 2006 and a Director of BPW Acquisition Corp. since 2008.	2004	2008

If Mr. Einiger should become unavailable for appointment prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted for the appointment of a substitute nominee proposed by the Board. Mr. Einiger has agreed to serve if appointed and the Board currently has no reason to believe that he will be unable to serve.

The affirmative vote of a majority of the ordinary shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary to approve the reappointment of Roger W. Einiger as a Director of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REAPPOINTMENT OF ROGER W. EINIGER AS A DIRECTOR OF THE COMPANY.

DIRECTORS CONTINUING IN OFFICE

The following table provides information regarding the Directors of the Company in office as of June 30, 2008. The information with respect to each of the Director’s principal occupation or employment, other affiliations and business experience were furnished to the Company by the respective Director. The ages shown are as of October 27, 2008.

Name and Age	Business Experience and Directorships	Director Since	Year Term Expires

David F. DeVoe (61)	David F. DeVoe has been a Director since 1996. Mr. DeVoe has been a Director of News Corporation and its Chief Financial Officer since 1990, and has served as a Senior Executive Vice President of News Corporation since 1996. Mr. DeVoe has been a Director of British Sky Broadcasting Group plc (“BSkyB”) since 1994.	1996	*

Nathan Gantcher (68)	Nathan Gantcher has been a Director since 2004 and is a member of the Audit Committee. Mr. Gantcher has been a managing member of EXOP Capital LLC, a private investment firm, since 2005. He has been a Director of Mack-Cali Realty Corporation since 1999, a Trustee of Centerline Capital Group since 2007, a Director of Liberty Acquisition Holdings Corp. since 2007 and a Director of Liquidnet Holdings since 2000. Mr. Gantcher was the Chief Executive Officer and Co-Chairman of Alpha Investment Management LLC from 2002 to 2004.	2004	2009

Lawrence A. Jacobs (53)	Lawrence A. Jacobs has been a Director since 2005. Mr. Jacobs has been Senior Executive Vice President and Group General Counsel of News Corporation since 2005. Mr. Jacobs served as News Corporation Deputy General Counsel from 1996 to 2004, as Executive Vice President from 2001 to 2004 and as Senior Vice President from 1996 to 2001. Mr. Jacobs has been a member of the Bar of the State of New York since 1982.	2005	*

Abe Peled (63)	Abe Peled is our Chairman and Chief Executive Officer. Dr. Peled has been a Director and our Chief Executive Officer since 1995. In 2006, Dr. Peled was appointed as Chairman of the Board. In addition, Dr. Peled advises News Corporation with respect to various technology matters.	1995	**

Name and Age	Business Experience and Directorships	Director Since	Year Term Expires
Peter J. Powers (64)	Peter J. Powers has been a Director since 2000 and is Chairman of the Audit Committee. Mr. Powers founded Powers Global Strategies, LLC in 1998 and currently serves as its Chairman and Chief Executive Officer. Mr. Powers was the First Deputy Mayor of the City of New York from 1994 to 1996. Mr. Powers has been a Director of Mutual of America Life Insurance Company since 2006.	2000	2010

Arthur M. Siskind (70)
Arthur M. Siskind has been a Director since 1996. Mr. Siskind has served as a Director of News Corporation since 1991 and as Senior Advisor to the Chairman of News Corporation since 2005. At News Corporation, Mr. Siskind also served as Group General Counsel from 1991 to 2005 and as Senior Executive Vice President from 1996 to 2005. Mr. Siskind has served as a Director of BSkyB since 1992. Mr. Siskind has been an Adjunct Professor of Law at the Cornell Law School since August 2007 and was an Adjunct Professor of Law at Georgetown University Law Center from 2005 to 2007. Mr. Siskind has been a Member of the Bar of the State of New York since 1962.
		1996	*
________________________
*	Denotes Director appointed by News Corporation. Such Director’s term is not subject to expiration.
**	Denotes Director also serving as Chief Executive Officer of the Company. Such Director’s term is not subject to expiration.

NON-EXECUTIVE DIRECTOR COMPENSATION

Directors’ fees are not paid to Directors who are executives or employees of the Company (the “Executive Directors”) because the responsibilities of Board membership are considered in determining compensation paid as part of the executives’ normal employment conditions.

In addition, as appointees to the Board by News Corporation, Messrs. DeVoe, Jacobs and Siskind receive no compensation for their services as Directors of the Company.

The basic fees payable to the Directors who are not executives of the Company (i.e., Messrs. Einiger, Gantcher and Powers (the “Non-Executive Directors”)), were determined by the Board. In determining Non-Executive Director compensation, the Board reviewed data provided by the Company’s independent compensation consultant concerning compensation paid to directors by the Company’s peer group of companies, considered the appropriateness of the form and amount of Non-Executive Director compensation and considered Director compensation with a view toward attracting and retaining qualified Non-Executive Directors. The Board believes that compensation for Non-Executive Directors should be competitive and fairly pay such Directors for work required for a company of NDS’s size and complexity. In addition, the Board believes that Non-Executive Director compensation should include equity-based compensation in addition to cash compensation in order to align those Directors’ interests with the long-term interests of shareholders.

Directors are not compensated per meeting attended. The annual retainers for the Non-Executive Directors’ service on the Board and its committees during the fiscal year ended June 30, 2008 was as follows:

Description	Amount
Annual Cash Retainer	$77,500
Audit Committee Chair Annual Retainer	11,000
Audit Committee Member Annual Retainer	15,000

Pursuant to the Company’s Articles of Association, the aggregate amount that the Company may expend for compensation of Non-Executive Directors cannot exceed $1,000,000 per annum.

The table below shows the total compensation earned during the fiscal year ended June 30, 2008 by the Company to each Non-Executive Director:

Name of Director	Fees Earned Or Paid in Cash	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total

Roger W. Einiger	$92,500	$71,406	$48,915	─	─	─	$212,821

Nathan Gantcher	92,500	71,406	48,915	─	─	─	212,821

Peter J. Powers	103,500	71,406	50,240	─	─	─	225,146
____________________
(1)
The amounts in the Stock Awards column represent the value of stock awards recognized for financial statement reporting purposes, as computed in accordance with SFAS 123R for fixed conditional awards granted under the NDS Group plc 2006 Long-Term Incentive Plan, disregarding estimates of forfeitures related to service-based vesting conditions. On December 3, 2007, each of Messrs. Einiger, Gantcher and Powers were granted a time-vested fixed conditional award over 2,500 ADRs representing Series A Ordinary Shares, which vest in four equal installments on August 15, 2008, 2009, 2010 and 2011. In accordance with this vesting schedule, each of Messrs. Einiger, Gantcher and Powers received 625 ADRs representing Series A Ordinary Shares in respect of their respective fixed conditional awards on August 15, 2008. In addition, on August 15, 2008, each of Messrs. Einiger, Gantcher and Powers received an additional 625 ADRs representing Series A Ordinary Shares in respect of fixed conditional awards granted during the fiscal year ended June 30, 2007, which vest in four equal installments beginning August 15, 2007.

(2)
No stock options were granted in fiscal 2008. The amounts in the Option Awards column reflect the value recognized for financial statement reporting purposes as computed in accordance with FAS 123R using the Black-Scholes option pricing model, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 13, “Equity Based Compensation” to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2008, included in the Company’s Annual Report on Form 10-K, which was filed with the SEC on August 8, 2008. As of June 30, 2008, the following stock options were outstanding for each of the Directors listed above:

Name of Director	Stock Options Outstanding	Stock Options Exercisable	Stock Options Unexercisable

Mr. Einiger	10,000	6,250	3,750
Mr. Gantcher	10,000	6,250	3,750
Mr. Powers	8,750	5,000	3,750

All Directors of the Company are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities relating to service on, the Board and any committee of the Board.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

During the fiscal year ended June 30, 2008, the Board held seven meetings. During the fiscal year ended June 30, 2008, all of the Directors attended at least 75% of the meetings of the Board and the meetings of the committees on which they served. Directors are encouraged to attend and participate in the Company’s annual meetings of shareholders. All of the Directors attended the annual meeting of shareholders held on October 26, 2007.

Under the applicable NASDAQ listing standards, the Company is deemed to be a “controlled company” because News Corporation holds more than 50% of the voting power of the Company. Accordingly, the Company is not subject to certain NASDAQ corporate governance requirements, including the requirement that the Board consist of a majority of independent Directors or the requirement that it maintain independent compensation (or remuneration) and nominating committees.

During the fiscal year ended June 30, 2008, the Board had one committee: the Audit Committee. As a “controlled company,” the Board does not currently have, and is not required to have, an independent nominating committee or an independent compensation (or remuneration) committee.

Audit Committee

The Audit Committee consists of Mr. Powers, who serves as its Chairman, and Messrs. Einiger and Gantcher. The Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters and (v) risks that may have a significant impact on the Company’s financial statements. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board.

The Audit Committee Charter provides that its members shall consist entirely of Directors who the Board determines are “independent” in accordance with the NASDAQ listing standards and who meet the additional “independence” requirements imposed by the NASDAQ listing standards for Audit Committee membership. The Board has determined that each of the members of the Audit Committee meets the NASDAQ independence requirements and that each member of the Audit Committee is an “audit committee financial expert,” as such term is defined by the SEC.

A copy of the Audit Committee Charter may be found on the Company’s website at: http://www.nds.com/pdfs/Audit_Committee_Charter.pdf.

Compensation Matters

As a “controlled company,” the Company is not required to maintain a remuneration or compensation committee.

The Company retains Deloitte Consulting LLP (“Deloitte”), an independent compensation consulting firm, to provide advice on a variety of compensation matters as requested by the Company’s senior management, including providing peer company compensation data and perspectives on market trends. Management takes into account information provided by Deloitte to help make recommendations to the Board regarding the appropriate level and mix of compensation for each of the Named Executive Officers in light of our compensation goals. In addition, members of our senior management team keep abreast of developments in compensation and benefits matters, participate in the gathering and presentation of facts related to these matters and formulate and make recommendations, in consultation with News Corporation management, to the Board in these areas. Our Chairman and Chief Executive Officer, Dr. Abe Peled, provides recommendations to the Board regarding executive officer compensation packages; however, he does not make recommendations about, or participate in, decisions regarding his own compensation. The Board makes final determinations with respect to the compensation of the Named Executive Officers based on the recommendations and information it receives.

Other Corporate Governance Matters

Because News Corporation, through its subsidiary NDS Holdco Inc., beneficially owns 100% of the Series B ordinary shares, which have ten votes per share (as opposed to the Series A ordinary shares, which have one vote per share), News Corporation controls approximately 96% of the Company’s voting power. By reason of such ownership, News Corporation is able to control the composition of the Board and to control the votes on all other matters submitted to a vote of the Company’s shareholders. Three of the Company’s seven current Directors are Directors or executive officers of News Corporation. Additionally, Dr. Peled, Chairman and Chief Executive Officer of the Company, advises News Corporation’s management from time to time with respect to various technology matters pertaining to News Corporation’s wider business interests.

Board of Directors

The Company’s Articles of Association currently provides for a minimum of two Directors unless otherwise determined by ordinary shareholder resolution. At each annual meeting of shareholders, up to one-third of independent Directors are required to retire from office and indicate whether or not he or she intends to stand for re-election. Directors appointed by News Corporation and any Director who is also Chairman or Chief Executive Officer of the Company are exempt from this requirement. As a consequence of this exemption, only three Directors of the Company are currently subject to the rule requiring periodic retirement from office, and only one Director, in this case Mr. Powers, is required to retire from office and stand for election at the Annual Meeting.

Director Independence

The Board undertook its annual review of Director independence during the first quarter of fiscal year 2009. During this review, the Board considered transactions and relationships between each Director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between each of the Directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that each such Director is independent of the Company.

As a result of this review, the Board determined that Messrs. Einiger, Gantcher and Powers are independent of the Company and its management under the NASDAQ listing standards.

Standards of Business Conduct and Code of Ethics

The Board has adopted a Standards of Business Conduct (the “Standards”), which confirms the Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics. The Standards have been adopted by the Company, its subsidiaries and divisions in all locations, unless the Standards conflict with local law.

To further promote ethical and responsible decision making, the Board has established a Code of Ethics for its Chief Executive Officer and senior financial officers that is included in the Standards.

The full text of the Standards and the Code of Ethics may be found on the Investor Relations section of the Company’s website at http://www.nds.com/pdfs/standards_of_business_conduct.pdf and are available in print to any shareholder requesting a paper copy of these documents by contacting the Company Secretary.

Director Nomination Procedure

As described above, as a “controlled company,” the Board does not have, and is not required to have, an independent nominating committee. Decisions with respect to nominees to the Board are made by the full Board in consultation with News Corporation. The Board has developed criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including: the candidate’s education and background; his or her general business experience and familiarity with the Company’s businesses; and whether he or she possesses unique expertise which will be of value to the Company. Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a Director to the Company and its shareholders. All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to the fulfillment of his or her duties as a Director. In this regard, the Board will consider the number and nature of each Director’s other commitments, including other directorships. The Board will seek to promote, through the nomination process, an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

Under the Company’s Articles of Association, the Board may by ordinary resolution appoint any person who is willing to act as Director. News Corporation controls approximately 96% of the Company’s voting power, and thereby has the ability to direct the actions of the Board and to elect all Directors who are subject to election each year. As a consequence, News Corporation controls the composition of the Board.

Shareholder Nomination Procedure

Shareholders of record are permitted to submit a nomination for Director by providing timely notice of a Director nomination in writing to the attention of the Company Secretary at NDS Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex, UB7 0DQ, England. To be timely for the 2009 annual general meeting of shareholders, pursuant to Section 69(2)(b) of the Company’s Articles of Association, the notice must be delivered to the Company not less than seven nor more than 42 days before the date of the annual general meeting of shareholders.

Shareholder nominations must contain, for each person nominated as Director, all information relating to such nominee as would be required in proxy solicitations pursuant to Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and such nominee’s written consent to serve as Director if elected. Shareholder nominations must also state the nominating shareholder’s name and address as it appears on the Company’s books, the class and number of ordinary shares owned by the shareholder, a representation that the shareholder is a shareholder of record of the Company’s ordinary shares entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at such meeting to propose such nomination and whether such shareholder intends to deliver a proxy statement and form of proxy to a sufficient number of holders of the Company’s ordinary shares to elect such nominee or nominees.

Director candidates recommended by shareholders should meet the Director qualifications set out under the heading “Director Nomination Procedure.” All Director candidates recommended by shareholders will be considered by the Board in the same manner as any other candidate.

No shareholder nominations were received for consideration at the Annual Meeting.

Shareholder Communication with the Board of Directors

Shareholders play an integral part in corporate governance and the Board ensures that shareholders are kept fully informed through:

•
information provided on the Company’s website, http://www.nds.com, including the Company’s Annual Report which is distributed to all shareholders in connection with distribution of the Company’s proxy statement for the Annual Meeting and which is available to all shareholders on request;

•	reports and other disclosures made to the SEC and NASDAQ; and

•	notices and proxy statements of special and annual meetings of shareholders.

It is the policy of the Company to facilitate communications of shareholders with the Board and the Audit Committee. Shareholders may raise matters of concern at annual meetings of shareholders. Communications to any Director, to the Audit Committee or to the Board as a whole, should be submitted in writing and sent by regular mail to the attention of the appropriate party or Mr. Peter Powers at NDS Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex, UB7 0DQ, England. This contact information is also posted on the Investor Relations section of the Company’s website at http://www.nds.com/investor_relations/communications_policy.html.

Director Evaluation Policy

The Board of Directors is responsible for conducting an annual review and evaluation of the Board’s conduct and performance based upon completion by all Directors of a self-evaluation form that includes an assessment, among other things, of the Board’s maintenance and implementation of the Company’s standards of conduct and corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board of the results and any actions to be taken.

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company at June 30, 2008, are set out in the table below. Each holds the offices indicated until his successor is chosen and qualified the regular meeting of the Board of Directors to be held following an annual general meeting of shareholders or at other meetings of the Board of Directors, as appropriate. The ages shown are as of October 27, 2008.

Name	Age	Position with the Company

Abe Peled	62	Director, Chairman and Chief Executive Officer
Alexander Gersh	44	Chief Financial Officer and Company Secretary
Raffi Kesten	55	Chief Operating Officer

None of the executive officers of the Company is related to any other executive officer or Director by blood, marriage or adoption.

Information concerning Dr. Peled can be found under the heading “Directors Continuing in Office.”

Alexander Gersh joined us in 2005 as Chief Financial Officer. Mr. Gersh was Chief Financial Officer at FLAG telecom, a global network service provider, from 2003 to 2005 and was Executive Vice President and Chief Financial Officer at NextiraOne North America from 2002 to 2003. Mr. Gersh has also held senior international finance roles at British Telecommunications and Motorola in the United Kingdom and Russia. Mr. Gersh has been the Chairman of the Audit Commission of Vimpel Com Inc. since 2003.

Raffi Kesten has been our Chief Operating Officer since 2006. Mr. Kesten joined us in 1996 as Vice President and General Manager of NDS Technologies Israel Limited, an indirect subsidiary of ours and subsequently assumed responsibilities for our smart card procurement and production. Prior to joining us, Mr. Kesten held senior operating positions at various companies in Israel, including Indigo, Intel and Tadiran.

SECURITY OWNERSHIP OF THE COMPANY

The following table sets out the beneficial ownership of both Series A Ordinary Shares and Series B Ordinary Shares as of October 29, 2008 for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding ordinary shares; (ii) each member of the Board of Directors; (iii) each named executive officer; and (iv) all directors and executive officers of the Company as a group. None of the shares reported in this table for directors and executive officers has been pledged as security for any obligation.

	Number of Shares Beneficially Owned(1)		Percent of Class(1)		Option
Name	Series A	Series B	Series A	Series B	Shares(2)

News Corporation(3)	─	42,001,000	─	100%	─
Janus Capital Management LLC(4)	1,775,180	─	10.8%	─	─
AKO Capital LLP(5)	1,560,671	─	9.5%	─	─
Egerton Capital Limited Partnership(6)	1,456,708	─	8.9%	─	─
Renaissance Technologies Corp.(7)	1,280,949	─	7.8%	─	─
Morgan Stanley(8)	1,024,115	─	6.2%	─	─
David F. DeVoe	─	─	─	─	─
Roger W. Einiger	10,875	─	*	─	6,250
Nathan Gantcher	1,875	─	*	─	6,250
Alexander Gersh	6,383	─	*	─	80,425
Lawrence A. Jacobs	─	─	─	─	─
Raffi Kesten	8,767	─	*	─	17,000
Abe Peled	12,496	─	1.2%	─	183,500
Peter J. Powers	1,875	─	*	─	6,000
Arthur M. Siskind	─	─	─	─	─
All current directors and executive officers as a group (9 members)	42,271	─	2.0%	─	299,425
___________________
*	Represents beneficial ownership of less than one percent of the issued and outstanding Series A Ordinary Shares on October 29, 2008.

(1)
Applicable percentage of ownership is based on 16,428,228 Series A Ordinary Shares and 42,001,000 Series B Ordinary Shares outstanding as of October 29, 2008. Beneficial ownership is determined in accordance with SEC rules. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to stock options held by that person that are currently exercisable or that become exercisable within 60 days following October 29, 2008 are deemed outstanding for that particular person. However, such ordinary shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the shareholder(s) named in this table has sole voting and dispositive power with respect to the ordinary shares shown as beneficially owned by such shareholder. The address for all Directors and executive officers of the Company is c/o NDS Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex, UB7 0DQ, England.

(2)
The number of option shares reported reflects the number of Series A ordinary shares subject to stock options currently exercisable or that become exercisable within 60 days following October 29, 2008.

(3)
According to a Schedule 13G/A filed with the SEC on August 22, 2008, 42,001,000 Series B ordinary shares are owned of record by NDS Holdco, Inc. Accordingly, News Corporation may be deemed to be the indirect beneficial owner of such Series B Ordinary Shares. The principal executive office of NDS Holdco, Inc. is c/o News Corporation, 1211 Avenue of Americas, New York, NY 10036.

(4)
According to a Schedule 13G/A filed with the SEC on February 14, 2008, 1,775,180 Series A Ordinary Shares are owned by Janus Capital Management LLC, 965,304 shares of which are beneficially owned by Janus Overseas Fund. The principal executive office of each of the reporting persons is 151 Detroit Street, Denver, Colorado 80206.

(5)
According to a Schedule 13D filed with the SEC on July 9, 2008, 1,560,571 Series A Ordinary Shares are owned by AKO Capital LLP, AKO Master Fund Limited and Nicolai Tangen, each of whom may be deemed to be the beneficial owner of 1,560,571 Series A Ordinary Shares. The principal executive office of AKO Capital LLP and Nicolai Tangen is 61 Conduit Street, London, W1S 2GB, United Kingdom. The principal executive office of AKO Master Fund Limited is P.O. Box 309, George Town, Cayman Islands.

(6)
According to a Schedule 13D filed with the SEC on July 16, 2008, 1,456,708 Series A Ordinary Shares are owned by Egerton Capital Limited Partnership, Egerton Capital Limited and John Armitage, each of whom may be deemed to be the beneficial owner of the 1,456,708 Series A Ordinary Shares. The principal executive office of the reporting persons is 2 George Yard, Lombard Street, London, EC3V 9DH, United Kingdom.

(7)
According to a Schedule 13G/A filed with the SEC on February 13, 2008, 1,280,949 Series A Ordinary Shares are owned by Renaissance Technologies Corp. and James H. Simons, each of whom may be deemed to be the beneficial owner of the 1,280,949 Series A Ordinary Shares. The principal executive office of the reporting persons is 800 Third Avenue, New York, New York 10022.

(8)
According to a Schedule 13G filed with the SEC on February 14, 2008, 1,024,115 Series A Ordinary Shares are owned by Morgan Stanley, 1,021,315 of which are beneficially owned by Morgan Stanley & Co. Incorporated The principal executive office of the reporting persons is 1585 Broadway, New York, New York 10036.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Our Compensation Program Philosophy and Objectives

The goal of creating long-term growth and value for our shareholders drives our philosophy of how we design our executive compensation program. Our executives are central to the value that the Company creates for our shareholders. It is their leadership, talent and ability to identify and execute on business opportunities that spur the Company’s future growth and success. To that end, we must attract, motivate and retain the highest quality talent to lead the Company, and our compensation program is a key tool in achieving these goals.

The Board is responsible for establishing and overseeing the Company’s executive compensation program, including making executive compensation decisions for the executive officers listed on the summary Compensation Table below, who we collectively refer to as the “Named Executive Officers.” Under applicable NASDAQ listing standards, the Company is deemed to be a “controlled company” because its controlling shareholder, News Corporation, holds more than 50% of the voting power of the Company. Accordingly, the Company is not subject to certain NASDAQ listing requirements, including the requirement that it maintain a compensation committee comprising independent directors. In addition, because the Board is controlled by directors appointed by News Corporation, News Corporation is able to control compensation decisions made by the Board with respect to the Named Executive Officers.

The Board believes that compensation for its executives, including the Named Executive Officers, should fulfill the following objectives: (i) attracting the highest quality talent to the Company; (ii) motivating executives in the short- and long-term by rewarding them for meeting or exceeding individual or Company performance goals; (iii) aligning our executives’ interests with the long-term interests of our shareholders; and (iv) encouraging and providing incentives for executives to remain with the Company for long and productive careers.

In order to attract and retain the best talent, our executives’ compensation packages must remain competitive. The Board analyzes the compensation practices of a group of our peer companies, which consist of similarly-sized U.S.-based technology companies and U.K.-based general industry companies. Although the Board considers the compensation practices of our peer companies, it does not use peer group data to base, justify or provide a framework for compensation decisions. The Board also does not target compensation to a specific range within the group of peer companies. Rather, it uses peer company data to obtain a general understanding of current compensation practices. The Board’s goal is to provide total compensation packages that are competitive with prevailing practices in our industry and in the geographic markets in which we conduct business; however, the Board retains flexibility within our compensation program in order to respond to and adjust for specific circumstances and our evolving business environment.

The Company retains Deloitte to provide advice on a variety of compensation matters as requested by the Company’s senior management, including providing peer company compensation data and perspectives on market trends that may impact decisions regarding the Company’s executive compensation program and practices. Management takes into account information provided by Deloitte to help make recommendations to the Board regarding the appropriate level and mix of compensation for each of the Named Executive Officers in light of our compensation objectives. In addition, members of our senior management team keep abreast of developments in compensation and benefits matters, participate in the gathering and presentation of facts related to these matters and formulate and make recommendations, in consultation with News Corporation management, to the Board in these areas. Our Chief Executive Officer, Dr. Abe Peled, is a Named Executive Officer, as well as Chairman of the Board. Dr. Peled provides recommendations to the Board regarding the other Named Executive Officers’ compensation packages; however, he does not make recommendations about, or participate in, decisions regarding his own compensation.

Elements of Our Named Executives Officers’ Compensation Packages

The key elements of our executive compensation program for the Named Executive Officers are: base salary, merit-based and performance-based bonuses and retirement benefits. The Named Executive Officers also receive certain perquisites, but those perquisites are not a key element of compensation. The table below illustrates how each element of compensation fulfills our four compensation objectives discussed above:

Element of Compensation	Attraction	Motivation	Alignment with Shareholder Interests	Retention

Base salary	X			X
Merit-based bonus	X	X		X
Performance-based bonus	X	X	X	X
Retirement benefits	X			X

When making individual executive compensation decisions, our Board considers such characteristics as the Named Executive Officer’s leadership and management expertise, performance history, the complexity of the position and responsibilities, growth potential, term of service with the Company and reporting structure. The Board also takes into account certain other market factors, such as the significance that our industry and geographic markets play in the Company’s ability to attract and retain talent, among others. In determining the amount of total compensation, the Board considers both currently paid compensation and the opportunity for future compensation, as well as the mix of cash and equity-based compensation.

The Board annually reviews and analyzes the nature and amounts of all elements of each Named Executive Officer’s total compensation package, both separately and in the aggregate, to ensure that total compensation is competitive within the marketplace, that a significant portion of each Named Executive Officer’s compensation is performance based, and that an appropriate balance is maintained in focusing different elements of compensation on both the short-term and long-term performance of the Company. Any future compensation decisions by the Board for the Named Executive Officers are made in the context of this review.

Our fiscal 2008 Named Executive Officers are Dr. Abe Peled and Messrs. Alexander Gersh and Raffi Kesten. Each of our Named Executive Officers is party to a pre-existing negotiated employment agreement. See “Employment Agreements” for a more detailed description of each of the Named Executive Officer’s employment agreements. The compensation package of each of the Named Executive Officers does not necessarily contain each of the elements of compensation mentioned above. Instead, the Board creates a compensation package for each of the Named Executive Officers that contains a mix of compensation elements that it believes best addresses his particular responsibilities and that will best achieve our compensation objectives.

Base Salary. The basic element of compensation needed to attract and retain an employee in any organization is base salary. Base salary is the fixed element of a Named Executive Officer’s annual cash compensation, and serves as a baseline measure of the Named Executive Officer’s value to the Company and the foundation upon which the types and amounts of other elements of compensation for the Named Executive Officer is based.

As discussed above, each of the Named Executive Officers is party to a pre-existing negotiated employment agreement, which provides for a minimum base salary. At the time each of these employment agreements was entered into, the then Remuneration Committee established each Named Executive Officer’s base salary in the context of the nature of the Named Executive Officer’s particular position, the responsibilities associated with that position, their experience, expertise, knowledge and qualifications, market factors, retention factors, our Chief Executive Officer’s recommendation (with the exception of his own base salary) and the Company’s overall compensation philosophy.

The Board reviews annually the base salary of each of the Named Executive Officers, subject to the terms of any applicable employment agreement. Base salary may be adjusted if the Board determines that an adjustment is warranted or that a different mix of compensation elements may more appropriately compensate the individual Named Executive Officer in light of the Company’s compensation objectives.

During the fiscal year ended June 30, 2008, base salaries for Dr. Peled and Messrs. Gersh and Kesten were £660,000 (approximately $1,315,789), £270,000 (approximately 538,278) and NIS 2,150,000 (approximately $637,623), respectively.

Merit-Based Bonus. Merit-based bonuses are used to motivate performance and to provide a variable element to annual, short-term cash compensation. In determining merit-based bonuses for the Named Executive Officers, the Board uses its discretion to evaluate several factors, including the performance of the Company, the individual Named Executive Officer's overall performance during the fiscal year covered by the bonus, the individual's position and responsibilities within the Company and the recommendation of the Chief Executive Officer (except with respect to his own merit-based bonus). None of these factors are assigned a specific weight and merit-based bonuses are not based on pre-established performance or similar criteria. Instead, the Board recognizes that the relative importance of each of these factors may change from time to time in order to adapt to specific business challenges and to reflect changing economic and marketplace conditions.

In determining the fiscal 2008 merit-based bonuses for the Named Executive Officers, the Board considered the Company’s achievements as a whole in fiscal 2008, including the Company’s overall strong growth, attainment of budgeted earnings and profit margins, key customer wins and deliveries of new products to existing customers. The Board also considered each of the Named Executive Officer’s individual contributions to those achievements, as well as their accomplishments in their specific roles within the Company. In determining the amount of each of the Named Executive Officers’ fiscal 2008 merit-based bonuses, the Board also took into consideration its determination not to increase any of the base salaries for the Named Executive Officers for fiscal 2009, consistent with the Board’s belief that a significant portion of each of the Named Executive Officers’ compensation should be tied to their performance. With respect to Dr. Peled, the Board considered Dr. Peled’s continued strong leadership of the Company in achieving the accomplishments noted above, his strategic planning for the Company’s long-term goals and his position as a leader in the industry. For Mr. Gersh, the Board noted his success in managing the Company’s financial operations and delivering performance that achieved or exceeded financial objectives, which was evidenced by the strong financial position of the Company and the operating profit growth results of the Company for the fiscal year. The Board also considered Mr. Gersh’s effective representation of the Company to investors and the financial community. With respect to Mr. Kesten, the Board noted Mr. Kesten’s continued leadership and success in implementing the Company’s strategic initiatives and executing its operational objectives. In light of these considerations, the Board determined to award merit-based bonuses for fiscal 2008 in the amount of £850,000 (approximately $1,694,577), £210,000 (approximately $418,660) and NIS 1,600,000 (approximately $474,510), to Dr. Peled and Messrs. Gersh and Kesten, respectively. Pursuant to the terms of his employment agreement, Dr. Peled is entitled to receive a minimum annual merit-based bonus of £200,000.

Performance-Based Bonus. The Named Executive Officers have a direct influence on the Company’s operations and strategy. Consequently, the Board believes that a larger portion of a the Named Executive Officer’s total compensation should be variable based on the Company’s performance. As an incentive for the Named Executive Officers to strive continuously for better performance, a portion of the named executive officer’s total compensation is “at risk” based upon the Company’s short-term and long-term performance. The performance-based bonuses awarded to our Named Executive Officers are designed to foster a performance-driven, pay-for-performance culture that also aligns our Named Executive Officers’ interests with those of our shareholders.

In determining the performance criteria for performance-based bonuses, the Board uses performance measures that are tied to objective operation results of the Company because it believes that the performance measures should be based on results that are within the control of the Named Executive Officers, rather than a share price that is also influenced by external market forces and that could potentially lead to an undesirable focus on short-term factors outside the Named Executive Officers’ control. The Board chooses performance-based measures that it believes will provide an incentive for an executive to drive operating results in the short-term, as well as drive sustainable and profitable growth in order to create long-term value for our shareholders.

In fiscal 2008, each of the Named Executive Officers participated in a Company-wide grant of conditional awards (the “Performance-Based Conditional Awards”) under the NDS Group plc 2006 Long-Term Incentive Plan (the “LTIP”). These awards were conditioned upon the attainment of particular pre-determined operating income goals for fiscal 2008. Under the terms of these Performance-Based Conditional Awards, if the Company’s actual fiscal 2008 operating income as compared to its pre-determined fiscal 2008 target operating income was within a certain performance goal range that was approved by the Board, the Named Executive Officer was entitled to receive time-vested ADRs representing Series A Ordinary Shares. Following the end of the 2008 fiscal year, the Company determined the degree to which the Company’s operating income goal was obtained. Based on the Company’s actual fiscal 2008 operating income, which fell within the performance goal range, the Named Executive Officer received a percentage of his annualized base salary in time-vested ADRs representing Series A Ordinary Shares. The pre-determined fiscal 2008 operating income goals for each of Dr. Peled and Messrs. Gersh and Kesten are set forth in Footnote 1 to the Grants of Plan-Based Awards Table below. The number of ADRs representing Series A Ordinary Shares awarded to each Named Executive Officer in satisfaction of a fiscal 2008 Performance-Based Conditional Award was determined by dividing the value of the award by the average closing price of the ADRs representing Series A Ordinary Shares on NASDAQ for the 20-day trading period ended on August 5, 2008.

Based on the Company’s actual fiscal 2008 operating income and pursuant to each of their fiscal 2008 Performance-Based Conditional Awards, Dr. Peled and Messrs. Gersh and Kesten received time-vested ADRs representing 28,584, 11,693 and 12,244 Series A Ordinary Shares, respectively. Twenty-five percent of these ADRs will vest on August 15, 2008, with the remaining balance vesting in three equal annual installments over the next three years. The fiscal 2008 Performance-Based Conditional Awards best serve the Company’s compensation objectives because the performance feature focuses on business priorities by clearly communicating to the Named Executive Officers what the Board believes is most important in driving business performance and ultimately creating value for our shareholders, while the time-vested ADRs foster share ownership that encourages a longer-term view of the Company’s performance and promotes retention.

Retirement Benefits

Our pension plans serve as an important executive retention tool. Mr. Gersh participates in the News International Pension Plan, which is a broad-based, tax-qualified defined contribution plan in which all U.K. employees of NDS are eligible to participate and Mr. Kesten participates in a broad-based, tax-qualified defined contribution, disability and severance plan in which all Israeli employees of NDS are eligible to participate.

Dr. Peled participates in the News International Pension & Life Assurance Plan for Senior Executives and the News International Unapproved Pension & Life Assurance Plan (the “News Pension Plans”). The News Pension Plans provide Dr. Peled a benefit at retirement that is based on Dr. Peled’s number of years of benefit service from the date of joining the plans and final pensionable salary. In addition, these plans provide Dr. Peled death-in-service benefits and provide pension benefits to his surviving spouse. For more information on the News Pension Plans, see the “Pension Plan Benefits” table below.

Perquisites

We provide our Named Executive Officers with limited types of perquisites and other personal benefits that the Board feels are reasonable and consistent with the Company’s overall compensation philosophy. The perquisites constitute a very small percentage of each of the Named Executive Officer’s total compensation package.

For the fiscal year ended June 30, 2008, Dr. Peled received a Company-provided automobile and reimbursement for housing and relocation expenses; Mr. Gersh received a car allowance and financial planning and tax assistance; and Mr. Kesten received a Company-provided automobile. A further description of the perquisites received by each of the Named Executive Officers in fiscal 2008, as well as their incremental cost to the Company, is reported in the Summary Compensation Table and its accompanying footnotes.

Severance Arrangements

The employment agreements of Dr. Peled and Messrs. Gersh and Kesten contain negotiated severance provisions that provide benefits to each Named Executive Officer upon his separation from the Company, which are more fully described under “Employment Agreements,” below. In addition, in line with customary practice in Israel, the Company contributes to a severance fund on behalf of Mr. Kesten. For more information on these severance arrangements, see “Potential Payments upon Termination,” below. None of the Named Executive Officer’s employment agreements contains provisions relating to a change in control of the Company.

Our Equity Grant Practices

We use equity awards to recognize performance and to provide a strong retention incentive to certain employees who drive the development and/or execution of our business strategies. Equity awards also foster share ownership by our employees, which promotes a focus on long-term growth and further links their interests with those of our shareholders.

Generally, the Board approves and makes awards of equity grants under our equity compensation plans after the grantees’ attainment of certain performance criteria. Occasionally, the Board may approve one-time grants for particular circumstances, such as upon a hiring, promotion or contract renewal. More generally, awards under the LTIP are primarily made once a year through a broad-based program. In each fiscal year, the Board approves performance targets and the range of equity awards payable upon the achievement of those targets. In structuring our equity incentive program and determining the type and amounts of each grant, we consider the impact the equity awards will have on our operating results, and we strive to achieve an appropriate balance between the impact on our financial operating results and our compensation objectives.

The Board currently intends to continue to grant performance-based equity awards under the LTIP to certain of its executives, including the Named Executive Officers, on an annual basis. Such awards may be discretionary or based on pre-determined performance goals, including, but not limited to, operating income, gross margin or net income per share.

COMPENSATION COMMITTEE REPORT

As discussed above, as a “controlled company,” the Company is not required to maintain a remuneration or compensation committee; therefore the Board makes final determinations with respect to the compensation of the Named Executive Officers.

The Board has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Board’s review and discussions with management, the Board has authorized the Compensation Discussion and Analysis be included in this proxy statement.

The Board of Directors
David F. DeVoe	Lawrence A. Jacobs
Roger W. Einiger	Abe Peled
Nathan Gantcher	Peter J. Powers
Arthur M. Siskind

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As a “controlled company,” the Company does not maintain, and did not maintain in fiscal 2008, a compensation committee that met the NASDAQ independence requirements. Instead, the full Board assumes the responsibilities that would normally fall into the ambit of a compensation committee or a committee performing a similar function.

The members of the Board whose names appear above were members during all of fiscal 2008. Dr. Abe Peled, a Named Executive Officer, is the Company’s Chief Executive Officer in addition to being Chairman of the Board. Although Dr. Peled is a member of the Board, he did not participate in discussions or voting regarding his own compensation. Other than Dr. Peled, no member of the Board is or has been a former or current executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the named executive officers of which served as a Director of the Company during the fiscal year ended June 30, 2008.

EXECUTIVE COMPENSATION

Summary Compensation Table for the Fiscal Year Ended June 30, 2008

The following table sets forth information with respect to total compensation for the fiscal years ended June 30, 2008 and 2007 for the Named Executive Officers who served in such capacity on June 30, 2008.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All other Compensation		Total

Abe Peled(3)	2008	$1,315,789	$1,694,577	$820,428	$578,599	$252,978	(4)	$612,365	(5)	$5,274,736
Director, Chairman and Chief Executive Officer	2007	1,324,238	1,504,815	182,908	754,684	113,100		626,345		4,506,345

Alexander Gersh(3)	2008	538,278	418,660	410,602	791,864	─		76,064	(6)	2,235,468
Chief Financial Officer and Company Secretary	2007	501,605	381,220	103,925	1,097,902	─		75,217		2,159,869

Raffi Kesten(7)	2008	637,623	474,510	339,217	148,204	─		173,324	(8)	1,772,878
Chief Operating Officer	2007	466,532	352,850	75,118	228,480	─		101,162		1,224,142
_________________

(1)
The amounts in the Stock Awards column represent the value of stock awards recognized for financial statement reporting purposes, as computed in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”), disregarding estimates of forfeitures related to service-based vesting conditions.

(2)
The amounts in the Option Awards column represent the value recognized for financial statement reporting purposes for the applicable fiscal year as computed in accordance with SFAS 123R using the Black-Scholes option pricing model, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information abut the assumptions used in these calculations, see , see Note 13, “Equity Based Compensation” to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2008, included in the Company’s Annual Report on Form 10-K, which was filed with the SEC on August 8, 2008.

(3)
Amounts paid to Dr. Peled and Mr. Gersh, with the exception of amounts in the “Share Awards” and “Option Awards” columns, are denominated in pounds sterling. For purposes of this tabulation, such amounts have been converted from pounds sterling into U.S. dollars at an exchange rate of £0.5016 to $1.00 for fiscal 2008 amounts and  £0.4984 to $1.00 for fiscal 2007 amounts.

(4)
The values reported with respect to Dr. Peled are theoretical as those amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 55 or current age, if later, and other assumptions used in preparing the Company’s consolidated financial statements for the fiscal years ended June 30, 2007 and 2008. The change in pension value from year to year as reported in the Summary Compensation Table is subject to market volatility and may not represent the value that Dr. Peled will actually accrue under the News Pension Plans during any given fiscal year. The change in pension present value is attributable to the following:

Description	Amount
Change in assumptions	$(39,998)
Additional one year of pension accrual	292,976
Total	$252,978

(5)
This amount consists of (i) the aggregate incremental costs of Company perquisites provided to Dr. Peled of $341,384, which includes reimbursement of housing expenses of $204,481, reimbursement of continued relocation expenses of $79,745, company car expenses of $41,334, a medical examination, meals, spousal business travel and imputed income relating to a loan from News Corporation and (ii) the incremental cost to the Company of other compensation of $263,943, which includes life insurance premiums paid of $262,053.

(6)
This amount consists of (i) the aggregate incremental costs of Company perquisites provided to Mr. Gersh of $23,086, all of which relates to a car allowance, and (ii) the incremental cost to the Company of other compensation of $52,978, which includes contributions to a defined contribution pension plan of $41,547.

(7)
Amounts paid to Mr. Kesten, with the exception of amounts in the “Share Awards” and “Option Awards” columns, are denominated in Israeli shekels. For purposes of this tabulation, such amounts have been converted from Israeli shekels into U.S. dollars at an exchange rate of NIS 3.3719 to $1.00 for fiscal 2008 amounts and NIS 4.2517 to $1.00 for fiscal 2007 amounts.

(8)
This amount consists of (i) the aggregate incremental costs of Company perquisites provided to Mr. Kesten of $68,709, including pay in lieu of vacation time of $40,171, a car allowance of $28,452 and meals and (ii) the incremental cost to the Company of other compensation of $104,615, which includes contributions to a severance plan of $47,189 and contributions to, and payments in lieu of contributions to, a defined contribution pension plan of $38,804.

Grants of Plan-Based Awards during the Fiscal Year Ended June 30, 2008

The following table sets forth information with respect to grants of plan-based awards under the Company’s compensation plans to the Named Executive Officers during the fiscal year ended June 30, 2008:

	Grant	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Date(1)	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards

Dr. Peled	12/03/2007	–	–	–	$661,058	$1,652,644	$2,478,966	–	–	–	–

Mr. Gersh	12/03/2007	–	–	–	270,433	676,082	1,014,123	–	–	–	–

Mr.Kesten	12/03/2007	–	–	–	283,178	707,945	1,061,917	–	–	–	–
___________
(1)
During the fiscal year ended June 30, 2008, the Named Executive Officers received a fiscal 2008 Performance-Based Conditional Award granting the right to receive a number of time-vested ADRs representing Series A Ordinary Shares based on the Company’s achievement of certain operating income targets. To the extent that the Company’s actual fiscal 2008 operating income fell within a certain range, the Named Executive Officer received a percentage of his annualized base salary in time-vested ADRs representing Series A Ordinary Shares as summarized below:

Name	Below Threshold	Threshold (87.817% of Target)	Target	Maximum (> 112.183% of Target)

Dr. Peled	0%	50.0%	125.0%	187.5%
Mr. Gersh	0%	50.0%	125.0%	187.5%
Mr. Kesten	0%	50.0%	125.0%	187.5%

Because the number of ADRs representing Series A Ordinary Shares had not been determined on the grant date of the fiscal 2008 Performance-Based Conditional Awards, the dollar amounts in the table above reflect the dollar value of such ADRs. The average annual exchange rates for the fiscal year ended June 30, 2008 (£0.4992 to $1.00 in the case of Dr. Peled and Mr. Gersh; NIS 3.7962 to $1.00 in the case of Mr. Kesten) were used to convert the Named Executive Officers’ salaries to U.S. dollars, as this is the exchange rate to be used in calculating the actual awards. For further information on the fiscal 2008 Performance-Based Conditional Awards, including the number of ADRs representing Series A Ordinary Shares each Named Executive Officer received when the awards were determined on August 6, 2008, see “Compensation Discussion and Analysis – Elements of our Named Executive Officers’ Compensation Packages – Performance-Based Bonus.”

Employment Agreements

Summary of Employment Agreement with Abe Peled

On December 1, 1999, the Company entered into an employment agreement with Dr. Abe Peled, pursuant to which Dr. Peled serves as Chief Executive Officer, a member of the Board and a member of the board of directors of each subsidiary of the Company as required by the Board. The employment agreement initially provided for a three-year term effective as of December 1, 1999. Subject to the terms of the employment agreement, on the expiry of the initial term of the employment agreement, the term was to continue to be extended for successive one-year periods unless either party provides the other party with at least 12 months’ prior written notice of such party’s decision not to extend the term.

Under the terms of the employment agreement, Dr. Peled will receive a base salary of at least £400,000 (approximately $797,448) per annum. Dr. Peled will also receive a minimum annual bonus of £200,000 (approximately $398,724) during each year of service rendered under the employment agreement. Any increase in the base salary, or any additional bonuses to be paid to Dr. Peled, shall be at the sole discretion of the Board. Dr. Peled’s employment agreement also provides that he is entitled to participate in any profit-sharing, pension, group medical, dental, disability and life insurance and other similar benefit plans in effect at the time the agreement was entered into or subsequently adopted by the Company during the term of the employment agreement, applicable to senior executives of the Company. Dr. Peled shall be entitled to participate in any stock option or share purchase scheme presently in effect or subsequently adopted by the Company and applicable to senior executives of the Company.

Pursuant to the employment agreement, the Company also provides Dr. Peled with the use of an automobile in England, reimbursement of housing expenses and an annual allowance of £40,000 (approximately $79,745) for continued relocation expenses, to be paid semi-annually. The Company shall reimburse all travel and other expenses properly and reasonably incurred by Dr. Peled in the discharge of his duties.

Dr. Peled’s employment agreement contains customary confidentiality, non-competition, non-solicitation, and cooperation provisions.

Summary of Employment Agreement with Alex Gersh

On November 11, 2004, a subsidiary of the Company, NDS Limited, entered into an employment agreement with Alex Gersh, pursuant to which Mr. Gersh serves as Chief Financial Officer of the Company for a continuous period effective as of January 4, 2005 unless terminated pursuant the provisions of the agreement. Mr. Gersh will receive an annual base salary of at least £220,000 (approximately $438,596). His salary is reviewed annually and is subject to increase at the discretion of the Company. Mr. Gersh will be eligible for an annual bonus of up to 75% of his annual base salary.

The amount of bonus payable is dependent on his personal performance and attendance, assessed over the previous fiscal year. Upon commencement of employment, Mr. Gersh received a one-time bonus payment of £85,000 (approximately $169,458).

Pursuant to the employment agreement, Mr. Gersh was granted stock options to purchase 80,000 Series A Ordinary Shares, priced at the closing share price on NASDAQ on January 4, 2005. These stock options will vest over four years in equal annual installments in accordance with the terms and conditions of the NDS 1999 Executive Share Option Scheme and the NDS U.K. Approved Share Option Scheme, and he is eligible for future grants as they are made.

The Company is required to reimburse Mr. Gersh for reasonable costs for tax advice in connection with the completion of Mr. Gersh’s U.S. and U.K. tax returns, as well as apply and pay for any of Mr. Gersh’s necessary U.K. visas and work permits. Subject to the terms of the employment agreement, Mr. Gersh is entitled to a car allowance of £965 (approximately $1,924) per month. The Company is required to provide Mr. Gersh with a fax machine and mobile phone to be returned upon the termination of his employment.

Mr. Gersh is eligible to join the News International Pension Plan. This is a defined contribution pension and life assurance plan contracted out of the State Earnings Related Pension Scheme. Additionally, Mr. Gersh is eligible for family medical coverage.

Mr. Gersh’s employment agreement contains customary confidentiality, non-competition, non-solicitation, and cooperation provisions.

Summary of Employment Agreement with Raffi Kesten

The terms of Mr. Kesten’s employment are set out in a letter agreement between NDS Technologies Israel Limited, a subsidiary of the Company, and Mr. Kesten, dated as of October 20, 2002, as amended by a letter agreement between the Company and Mr. Kesten, dated as of June 22, 2004 (collectively the “Letter Agreements”).

Mr. Kesten’s annual salary was increased to $450,000 effective as of July 1, 2006. In October 2006, the Company began paying all employees based in Israel, including Mr. Kesten, in Israeli shekels instead of U.S. dollars. At that time, his annual base salary was determined to be NIS 1,983,275 (approximately $466,532 using a June 30, 2007 exchange rate). Mr. Kesten’s salary may be adjusted at any time by the Board. Mr. Kesten may receive bonus payments at the discretion of the Board. Under the Letter Agreements, Mr. Kesten is entitled to a company car, 26 days paid vacation per year and the customary social benefits provided in Israel. The notice period for termination, other than for good cause, is specified as one year. Mr. Kesten is eligible to participate in the Company’s employee stock option plans and to receive discretionary bonus payments.

The Letter Agreements contain customary confidentiality, non-competition, non-solicitation, and cooperation provisions.

Outstanding Equity Awards at June 30, 2008

The following table provides information with respect to each of the Named Executive Officer’s outstanding equity awards at June 30, 2008, which included vested and unexercised stock options, unvested and unexercised stock options and unvested conditional awards. The stock option exercise prices shown below are rounded with respect to prices prior to fiscal 2000, which extended to four decimal places.

		Option Awards					Share Awards
Name of Executive	Option/ Share Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested

Dr. Peled	10/04/01	56,000	─	─	$21.90	10/04/11
	11/05/03	60,000	─	─	$17.12	11/05/13
	12/22/04a	37,500	12,500	─	$32.96	12/22/14
	02/01/06	30,000	30,000	─	$43.13	02/01/16
	04/30/07						21,049	$1,246,101	─	─
	12/03/07(1)						28,584	1,692,173	─	─

Mr. Gersh	01/04/05	40,425	20,001	─	$33.54	01/04/15
	02/01/06	40,000	40,000	─	$43.13	02/01/16
	04/30/07						11,841	700,987	─	─
	12/03/07(1)						11,693	692,226	─	─

Mr. Kesten	11/05/03	2,000	─	─	$17.12	11/05/13
	12/22/04b	5,000	─	─	$32.96	12/22/14
	02/01/06	10,000	10,000	─	$43.13	02/01/16
	04/30/07						8,559	506,693	─	─
	12/03/07(1)						12,244	724,845	─	─

_________
(1)    Represents the number of ADRs representing Series A Ordinary Shares that had not vested as of June 30, 2008 with respect to the fiscal 2008 Performance-Based Conditional Awards described in footnote 1 to the Grants of Plan-Based Awards table above.

Option Awards Vesting Schedule

Grant Date	Vesting Schedule
10/04/01	Stock options vest at a rate of 25% per year, beginning one year after the date of grant.
11/05/03	Stock options vest at a rate of 25% per year, beginning one year after the date of grant.
12/22/04a	Stock options vest at a rate of 25% per year, beginning one year after the date of grant.
12/22/04b
Stock options were originally set to vest at a rate of 25% per year, beginning one year after the date of grant. However, on June 24, 2005, the Remuneration Committee accelerated the vesting of these stock options and 100% of them vested on that date with respect to all stock option holders except for directors and executive officers. Mr. Kesten was not an executive officer at the time and vesting of his stock options was accelerated.

01/04/05	Stock options vest at a rate of 25% per year, beginning one year after the date of grant.
02/01/06	Stock options vest at a rate of 25% per year, beginning one year after the date of grant.

Share Awards Vesting Schedule

Grant Date	Vesting Schedule
04/30/07	ADRs representing Series A Ordinary Shares vest at a rate of 25% per year, beginning on August 15, 2007.
12/03/07	ADRs representing Series A Ordinary Shares vest at a rate of 25% per year, beginning on August 15, 2008.

Stock Option Exercises and Shares Vested During the Fiscal Year Ended June 30, 2008

The following table sets forth information with respect to the exercise of stock options and the vesting of ADRs representing Series A Ordinary Shares granted pursuant to performance-based conditional awards for each of the Named Executive Officers during the fiscal year ended June 30, 2008:

	Option Awards		Share Awards
Name of Executive	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Dr. Peled	─	─	7,016	$345,748

Mr. Gersh	─	─	3,947	194,508

Mr. Kesten	5,000	$215,150	2,853	140,596

Pension Benefits in the Fiscal Year Ended June 30, 2008

The table below sets forth information on the pension benefits for Dr. Peled, the only Named Executive Officer participating in a defined-benefit pension plan. The remaining Named Executive Officers participate in defined-contribution plans, and any contributions paid by the Company during the fiscal year ended June 30, 2008 are included in the “All Other Compensation” column of the Summary Compensation Table above.

Under the terms of the News Pension Plans, an eligible employee will receive a benefit at retirement that is based upon (a) the employee’s number of years of benefit service from the date of joining the plan and (b) final pensionable salary. Compensation, for benefit purposes, is currently limited to £294,000 (approximately $586,124) per year. This level of benefit applies to Dr. Peled.

The News Pension Plans consist of two separate plans: the News International Pension & Life Assurance Plan for Senior Executives and the News International Pension Unapproved Life Assurance Plan. The former plan is a U.K. H.M. Revenue and Customs approved plan and relates primarily to Dr. Peled’s pension. The latter plan is an unapproved plan for U.K. tax purposes and relates primarily to Dr. Peled’s life assurance plan. Unapproved plans are not subject to H.M. Revenue and Customs requirements as to their size or how they are structured, but do not offer all of the tax advantages offered by approved plans.

Service before April 1, 2000 accrued at a rate of one-sixtieth of his compensation salary for each year and month of service. Service after April 1, 2000 accrues at a rate of one-forty-fifth of his compensation salary for each year and month of service.

Name of Executive	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year

Dr. Peled	News International Pension & Life Assurance Plan for Senior Executives	11.5	$1,436,742	─
	News International Pension Unapproved Life Assurance Plan	11.5	1,317,337	─

__________
(1)
Number of years credited service equal to Dr. Peled’s actual years of service with the Company. The number of years of credit service was computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the accompanying consolidated financial statements for the fiscal year ended June 30, 2008. The Company does not have any policies with respect to granting extra years of credit service under the News Pension Plans.

(2)
The amounts reported in this column equal the present value of the accumulated benefit pursuant to each plan as of June 30, 2008, assuming a discount rate of 3.75% per annum, inflation at a rate of 6.0% per annum and using the PA92 base mortality table with a calendar year projection to 2015. The present value of the accumulated benefit pursuant to each plan was computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the accompanying consolidated financial statements for the fiscal year ended June 30, 2008. Amounts were converted from pounds sterling at the June 30, 2008 exchange rate, which was $£0.5016 to $1.00.

Potential Payments upon Termination

As discussed under “Employment Agreements” above, the employment agreements of each of Dr. Peled and Messrs. Gersh and Kesten provide for certain payments and benefits upon the respective Named Executive Officer’s separation from the Company. These provisions are summarized below:

Dr. Peled

Should Dr. Peled become incapacitated or disabled, as defined in the employment agreement, the Company shall continue to pay his full base salary and to provide the benefits or payments on account of the benefits, less the amount of any proceeds from disability policies paid for by the Company, until he returns to his duties or his appointment is terminated.

Should Dr. Peled be terminated for cause, the Company shall pay his full base salary and provide the benefits or payments for benefits up to the date of termination, subject to the Company’s right to offset amounts owed to it by Dr. Peled.

If Dr. Peled is terminated for reasons other than mental illness or death, or if he terminates the employment agreement as a result of the Company’s breach, he shall become entitled to a lump sum severance payment equal to his annual base salary as of the date of termination. The aforementioned payments shall discharge the Company’s financial obligations to Dr. Peled.

On the termination of Dr. Peled’s employment with the Company for any reason, whether lawfully or otherwise, Dr. Peled shall immediately resign from any and all positions he holds in the Company’s subsidiaries. If he does not resign from such positions, the Board may appoint someone to act on his behalf.

Mr. Gersh

Termination of employment by Mr. Gersh or the Company is subject to 12 months’ notice, except for material breach or similar just cause. If Mr. Gersh is terminated by the Company without cause, he will remain entitled to receive his full salary for a period of 18 months following notice of termination. The Company may choose to maintain contractual benefits to which Mr. Gersh would have been entitled for the notification period or the Company may make a payment to Mr. Gersh in lieu of such benefits. The Company may terminate Mr. Gersh for cause without a notification period and without making a payment to Mr. Gersh in lieu of notification. Upon termination for whatever reason, Mr. Gersh shall resign all directorships and offices in the Company and any of its subsidiaries.

Mr. Kesten

Upon termination, Mr. Kesten will receive one month’s salary for every year of his employment by NDS Technologies Israel Limited, under severance arrangements that are customary in Israel. In addition, pursuant to the Letter Agreements, he will be entitled to receive his full salary for a period of 12 months following notice of termination.

Quantification of Payments

The table below sets forth quantitative information with respect to potential payments to be made to each of the Named Executive Officers or their beneficiaries upon termination in various circumstances as described above, assuming termination on June 30, 2008. The amounts included in the table below do not include amounts otherwise due and owing to each applicable Named Executive Officer, such salary earned to date, or payments or benefits generally available to all salaried employees of the Company.

The amounts presented in the below table with respect to Dr. Peled are in addition to Dr. Peled’s vested pension benefits as of June 30, 2008 noted in the Pension Benefits Table above.

	Termination without Cause	Death

Dr. Peled:(1)
Salary entitlement	$1,315,789	─
News Pension Plans	─	$5,263,156	(2)

Mr. Gersh:(1)
Salary entitlement	$807,417	─
News International Pension Plan	─	$2,153,112	(3)

Mr. Kesten:(4)
Salary entitlement	$637,623	─
Severance fund	640,167	$640,167
Managers’ Insurance Fund	─	1,524,844
Total for Mr. Kesten	$1,277,790	$2,165,011
________________
(1)	Amounts payable have been converted from pounds sterling into U.S. dollars at an exchange rate of £0.5016 to $1.00.

(2)	In addition to the life insurance benefits payable, Dr. Peled’s spouse is entitled to a pension of £200,000 (approximately $398,724) per annum.

(3)	In addition to the life insurance benefits payable, Mr. Gersh’s spouse is entitled to a pension of one-third his annualized base salary per year.

(4)	Amounts payable have been converted from Israeli shekels into U.S. dollars at an exchange rate of NIS 3.3719 to $1.00.

In the event of a voluntary termination or termination with cause, each of Dr. Peled and Messrs. Gersh and Kesten would be eligible to receive their normal retirement pensions. In addition, Mr. Kesten would receive the proceeds of his severance fund described in the table above.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

In accordance with its written charter, the Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, and (v) risks that may have a significant impact on the Company’s financial statements and shall provide an avenue of communication among management, the independent accountants, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company’s consolidated financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In discharging its oversight responsibility as to the audit process for the fiscal year ended June 30, 2008, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence and affirming its independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence (ii) discussed with the independent registered public accounting firm, which documented the discussion, any relationships that may impact the firm’s objectivity and independence and (iii) considered whether the non-audit services provided to the Company by Ernst & Young LLP during the fiscal year ended June 30, 2008 were compatible with maintaining the accountants’ independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.

The Audit Committee also discussed and reviewed with the independent registered public accounting firm all communications required by U.S. generally accepted audited standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the consolidated financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls. The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended June 30, 2008 with management and the independent registered public accounting firm.

At three of its meetings during the fiscal year ended June 30, 2008 and one meeting during the fiscal year ending June 30, 2009, the Audit Committee met with members of management, the independent registered public accounting firm and the corporate auditors to review the fiscal year 2008 certifications provided by the Chief Executive Officer and the Chief Financial Officer under the Sarbanes-Oxley Act of 2002, the respective rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Committee each of the Sarbanes-Oxley Act certification requirements, including whether there were (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2008, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of the independent registered public accounting firm, and the Board concurred in such recommendation.

THE AUDIT COMMITTEE
Peter J. Powers (Chairman)
Roger W. Einiger
Nathan Gantcher

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Relationship with News Corporation

Because News Corporation, through its subsidiary NDS Holdco, Inc., beneficially owns 100% of the Series B Ordinary Shares, which have ten votes per share (as opposed to the Series A Ordinary Shares which have one vote per share), News Corporation controls approximately 96% of the Company’s voting power. By reason of such ownership, News Corporation is able to control the composition of the Company’s Board and to control the votes on all other matters submitted to a vote of the Company’s shareholders.

Three of the Company’s seven current Directors are Directors or executive officers of News Corporation. In addition, Dr. Peled, the Company’s Chairman and Chief Executive Officer, advises News Corporation’s management from time to time in matters pertaining to News Corporation’s wider business interests, for which Dr. Peled does not receive any additional compensation.

The Company conducts business transactions with News Corporation and its subsidiaries and affiliates. Agreements covering arrangements between News Corporation and its subsidiaries or affiliates and the Company are entered into in the context of two entities over which a third entity exercises significant influence or control. There can be no assurance, therefore, that each of the agreements, or the transactions provided for therein or any amendments thereto, will be effected on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties.

The business transactions described above are of three main types: the provision by the Company of technology and services for digital pay television systems; the payment by the Company of royalties for the use of certain intellectual property rights; and the receipt by the Company of administrative services. Information about such related-party transactions is given in Note 11 to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2008, included in the Company’s Annual Report on Form 10-K, filed with the SEC on August 8, 2008.

Proposed Transaction with Permira

On August 14, 2008, the Company, News Corporation and two newly incorporated companies formed by funds advised by Permira Advisers LLP (the “Permira Newcos”) announced that the Company signed an implementation agreement pursuant to which the Company would become a privately owned company, with the Permira Newcos and News Corporation owning approximately 51% and 49% of the Company, respectively (the “Proposed Transaction”). The Proposed Transaction would be effected by means of:

•
Cancelling all of the outstanding Series A Ordinary Shares, par value $0.01 per share (“Series A Ordinary Shares”), including shares represented by American Depositary Shares (“ADSs”) traded on The NASDAQ Stock Market (“NASDAQ”), for per-share consideration of $63 in cash;

•
Cancelling approximately 67% of the Series B Ordinary Shares, par value $0.01 per share (“Series B Ordinary Shares”) held by News Corporation for consideration of $63 per share to be paid in a combination of approximately $1.5 billion in cash and a $242 million vendor note. News Corporation currently owns 71.9% of the equity and 96.2% of the voting power of the Company through its ownership of 100% of the outstanding Series B Ordinary Shares. News Corporation would retain ownership of the remaining approximately 33% of the Series B Ordinary Shares it currently holds, resulting in it owning 49% of the Company following the completion of the Proposed Transaction; and

•	Issuing the Permira Newcos new Series B Ordinary Shares representing 51% of the Company’s then outstanding Series B Ordinary Shares.

If the Proposed Transaction is consummated, it will be funded by a mix of senior and mezzanine indebtedness incurred by the Company, an investment provided by the Permira Newcos and cash on hand at the Company. The Company’s commitments and obligations with respect to the indebtedness are contingent upon the consummation of the Proposed Transaction.

The consummation of the Proposed Transaction is conditioned upon the approval of the transaction by holders of the Series A Ordinary Shares, the approval of the High Court of Justice of England and Wales, the receipt of certain regulatory approvals, the receipt of funding described above and certain other customary closing conditions. The consummation of the Proposed Transaction is also conditioned upon the Proposed Transaction being consummated by February 25, 2009, or such later date as agreed by the parties and approved by the High Court of Justice of England and Wales. There can be no assurance that the Proposed Transaction will be consummated.

Dr. Peled’s Employment Agreement

If the Proposed Transaction is consummated, Dr. Peled will enter into a new service agreement with the Company. Under this employment agreement (the “New Employment Agreement”) which is on substantially the same terms as the current employment agreement between Dr. Peled and the Company, Dr. Peled will be appointed Chief Executive Officer of the Company. The term of the New Employment Agreement shall continue indefinitely unless either party provides the other party with twelve months’ prior written notice of such party’s decision to terminate the agreement.

Under the terms of the New Employment Agreement, Dr. Peled will receive a base salary of £750,000 per year and he will be awarded a minimum bonus of £375,000 for the financial year ending June 30, 2009. In succeeding financial years, Dr. Peled will participate in the bonus scheme for senior managers to be established by the Compensation Committee. Any increase in the base salary, or any additional bonuses to be paid to Dr. Peled, shall be at the sole discretion of the Board of Directors.

In accordance with the New Employment Agreement, Dr. Peled shall continue to participate in the News International Executive Pension Scheme and Life Assurance Plan for Senior Executives. The agreement provides that Dr. Peled shall also be entitled to participate in any group medical, dental, disability and other similar benefit plans as well certain perquisites.

Management Investment Agreement

In connection with the Proposed Transaction, Dr. Peled, Mr. Gersh and Mr. Kesten entered into a management investment agreement (the “Management Investment Agreement”) whereby members of management would be able to invest in equity interests of the Company following the consummation and effectiveness of the Proposed Transaction. Pursuant to the Management Investment Agreement and subject to the consummation of the Proposed Transaction, Dr. Peled has committed to invest an aggregate amount of approximately $6,725,630 in exchange for shares in the Company, Mr. Gersh has committed to invest an aggregate amount of approximately $1,480,692 in exchange for shares in the Company and Mr. Kesten has committed to invest an aggregate amount of approximately $1,020,011 in exchange for shares in the Company.

Review and Approval of Related-Party Transactions

Our Audit Committee has not adopted any written policies or procedures governing the review, approval or ratification of related-party transactions. As a matter of practice, however, our Audit Committee reviews, approves or ratifies transactions with related parties when required by applicable law, regulation or NASDAQ rule or when the Audit Committee considers it appropriate. When conducting a review of a potential related-party transaction, the Audit Committee’s practice is to evaluate whether a related party (including a director, executive officer, employee, or other significant shareholder) will have a direct or indirect interest in a transaction in which the Company may be a party. Where the Audit Committee determines that such proposed transaction involves a related party, the Audit Committee reviews any and all information it deems necessary and appropriate to evaluate the fairness of the transaction to the Company and its shareholders (other than the interested related party to such transaction), and may consider, among other things, the following factors: the related party’s relationship to the Company and direct or indirect interest in the transaction, both objective (for example, the dollar amount of the related party’s interest) and subjective (for example, any personal benefit not capable of quantification); whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; if applicable, the availability of other sources of comparable products or services; the benefits to the Company of the proposed interested transaction; and the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or a member of a director’s household or an entity in which a director is a partner, member, shareholder or officer.

During the fiscal year ended June 30, 2008, all of the transactions required to be reviewed, approved or ratified pursuant to applicable law, regulation or NASDAQ rule were reviewed, approved or ratified pursuant to the Audit Committee’s procedures described above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that a Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the ordinary shares, file reports of ownership and changes in ownership with the SEC and NASDAQ. Directors, officers and beneficial owners of more than 10% of the ordinary shares are required by the SEC to furnish the Company with copies of the reports they file.

The Company believes that all of the Company’s current Directors and executive officers reported on a timely basis all transactions required to be reported by Section 16(a) during the fiscal year ended June 30, 2008.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 was filed with the SEC on August 8, 2008. It can also be found on the Company’s website, http://www.nds.com, and downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of the exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page may be charged to the requesting shareholder. Shareholders may make requests for paper copies in writing to the Company Secretary by mail at NDS Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex, UB7 0DQ, England, by telephone at +44 20 8476 8000 or by email to investor-relations@nds.com.

2009 ANNUAL GENERAL MEETING OF SHAREHOLDERS

If you wish to submit a proposal to be presented at the 2009 annual general meeting of shareholders (the “2009 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at the principal executive offices at NDS Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex UB7 0DQ, England, no later than May 21, 2009 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act in order to be considered for inclusion in the 2009 proxy statement and proxy. The 2009 Annual Meeting is currently scheduled to be held in October 2009. Because that date is more than 30 days prior to the anniversary of this year’s Annual Meeting, the May 21, 2009 deadline has been established in accordance with Rule 14a-8 as a reasonable time before we begin to print and mail the proxy materials for the 2009 Annual Meeting.

In order for proposals of shareholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its principal executive offices no later than August 6, 2009. This is without prejudice to shareholders’ rights under the U.K. Companies Act or under the Company’s Articles of Association to propose resolutions that may properly be considered at that meeting.

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote the ordinary shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

By Order of the Board of Directors

/s/ Alexander Gersh
Alexander Gersh
Chief Financial Officer and Company Secretary
West Drayton, Middlesex, England
November 19, 2008

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE,
SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE
ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

FORM OF PROXY

IMPORTANT NOTICE TO SHAREHOLDERS
of NDS GROUP PLC

The Annual General Meeting of Shareholders will be held on

December 17, 2008
10:00 a.m. London Time

The offices of Allen & Overy LLP, One Bishops Square, London E1 6AD, United Kingdom

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF NDS GROUP PLC FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS, DECEMBER 17, 2008

The undersigned, a shareholder of NDS Group plc, a corporation incorporated under the laws of the United Kingdom (the"Company"), acknowledges receipt of a copy of the Notice of Annual General Meeting of Shareholders, the accompanying proxy statement and a copy of the Company's Annual Report on Form 10−K for the fiscal year ended June 30, 2008, and revoking any proxy previously given, hereby constitutes and appoints Alexander Gersh and Abraham Peled, each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the Series A Ordinary Shares, par value $0.01 per share, or Series B Ordinary Shares, par value $0.01 per share, of the Company standing in the name of undersigned at the Annual General Meeting of Shareholders of the Company to be held on December 17, 2008 at 10:00 a.m. London Time at the offices of Allen & Overy LLP, One Bishops Square, London E1 6AD, United Kingdom.

(continued and to be signed on the other side)

Please Detach and Mail in the Envelope Provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ⌧

1.For the approval of the Company's U.K. Annual Report and Financial Statements for the year ended June 30, 2008, together with the corresponding Independent Auditors' Reports and Directors' Report.

FOR: ☐  AGAINST: ☐  ABSTAIN: ☐

2.For the approval of the Directors' Remuneration Report for the year ended June 30, 2008.

FOR: ☐  AGAINST: ☐  ABSTAIN: ☐

3. For ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2009, and the authorization of the Audit Committee to determine Ernst & Young LLP’s remuneration in respect of such period.

FOR: ☐  AGAINST: ☐  ABSTAIN: ☐

4. For the re-appointment of the nominee listed below as a Director of the Company.

☐ FOR NOMINEE: Roger W. Einiger

☐ WITHHOLD AUTHORITY FOR NOMINEE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY OR PROXIES WILL VOTE OR ABSTAIN FROM VOTING AT THEIR DISCRETION. IF THE DIRECTOR NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

Signature of Shareholder:                                                                                          Dated:                           , 2008

Signature of Shareholder:                                                                                          Dated:                           , 2008

NOTE: This proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNEX A

NDS GROUP PLC U.K. ANNUAL REPORT AND FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2008, TOGETHER WITH THE
CORRESPONDING INDEPENDENT AUDITORS’ REPORT, DIRECTORS’
REPORT AND DIRECTORS’ REMUNERATION REPORT

NDS Group plc

UK Annual Report and Financial Statements

Year ended 30 June 2008

Company Number 1950497

NDS Group plc

Directors’ Report for the year ended 30 June 2008

The Directors present their UK Annual Report on the affairs of NDS Group plc (“the Company”) together with the Company’s financial statements and Independent Auditors’ Report for the year ended 30 June 2008.

Activities

The Company is a holding company for a group of operating entities (together, “NDS”). The business of NDS is the supply of open end-to-end digital technology and services to digital pay-television platform operators and content providers.

Financial statements

The Company’s primary consolidated financial statements are prepared under generally accepted accounting principles in the United States (“US GAAP”). The Company’s consolidated financial statements for the year ended 30 June 2008, which have been audited and were filed with the United States Securities and Exchange Commission on 8 August 2008, include, amongst other matters, commentary on the consolidated results of operations of NDS and a description of the risks and uncertainties facing NDS. The Company’s US GAAP consolidated financial statements for the year ended 30 June 2008 do not comprise Companies Act group accounts within the meaning of section 240 of the Companies Act 1985.

The Company is not required to prepare consolidated financial statements in accordance with International Financial Reporting Standards as its securities are not listed on a regulated market in the European Union. The Company has taken advantage of the exemption provided by section 228A of the Companies Act 1985 not to prepare consolidated financial statements as the accounts of the Company and all its subsidiary undertakings are consolidated into the financial statements of a larger group, headed by News Corporation (see Note 14). The consolidated financial statements of News Corporation are prepared in a manner equivalent to consolidated accounts and consolidated annual reports prepared in accordance with the provisions of the Seventh Directive (83/349/EEC). Accordingly, the accompanying financial statements comprise the NDS Group plc parent company financial statements prepared in accordance with United Kingdom law and accounting standards.

These financial statements are prepared and presented in U.S. dollars. Any references herein to “$” or “dollars” are references to U.S. dollars. The average exchange rate for the year ended 30 June 2008 was $1 = £0.4992. The exchange as of 30 June 2008 was $1 = £0.5016.

Principal activity and review of business

The Company is a holding company; all of the operations of NDS are conducted by subsidiary undertakings and this is expected to continue. During the year, the Company received dividends of $407,390,000 (2007:$nil) from subsidiary undertakings. The Company also commenced a restructuring of its subsidiary undertakings which was completed subsequent to 30 June 2008. Having completed the reorganization, all operating subsidiaries are wholly owned by a newly incorporated wholly owned subsidiary of the Company, NDS Finance Limited. The expenses of the Company comprise certain administrative costs associated with the management of NDS. Cash-based administrative costs are recharged to subsidiary undertakings. During the year ended 30 June 2008, the Company incurred exceptional legal and professional costs amounting to $2,498,000 (2007: $nil) in connection with a proposed transaction which would result in the Company becoming privately owned (see below).

Results and dividends

The Company’s profit for the year after taxation was $402,956,000 (2007: loss of $2,182,000). No dividends have been paid in respect of the year ended 30 June 2008 (2007: none).

Proposed Transaction to take the Company private

On 14 August 2008, the Company, News Corporation and two newly incorporated companies formed by funds advised by Permira Advisers LLP (the “Permira Newcos”) announced that the Company signed an implementation agreement pursuant to which the Company would become a privately-owned company, with the Permira Newcos and News Corporation owning approximately 51% and 49% of the Company, respectively (the “Proposed Transaction”). The Proposed Transaction would be effected by means of:

•
Cancelling all of the outstanding Series A Ordinary Shares, par value $0.01 per share (“Series A Ordinary Shares”), including shares represented by American Depositary Shares (“ADSs”) traded on The NASDAQ Stock Market (“NASDAQ”), for per-share consideration of $63 in cash;

NDS Group plc

Directors’ Report ─ continued

•
Cancelling approximately 67% of the Series B Ordinary Shares, par value $0.01 per share (“Series B Ordinary Shares”) held by News Corporation for consideration of $63 per share to be paid in a combination of approximately $1.5 billion in cash and a $242 million vendor note. News Corporation currently owns approximately 71.9% of the equity and 96.2% of the voting power of the Company through its ownership of 100% of the outstanding Series B Ordinary Shares. News Corporation would retain ownership of the remaining approximately 33% of the Series B Ordinary Shares it currently holds, resulting in it owning 49% of the Company following the completion of the Proposed Transaction; and

•	Issuing the Permira Newcos new Series B Ordinary Shares representing 51% of the Company’s then outstanding Series B Ordinary Shares.

If the Proposed Transaction is consummated, it will be funded by a mix of senior and mezzanine indebtedness incurred by a subsidiary of the Company, an investment provided by the Permira Newcos and cash on hand at the Company and its subsidiary undertakings. Commitments and obligations with respect to the indebtedness are contingent upon the consummation of the Proposed Transaction.

The consummation of the Proposed Transaction is conditioned upon the approval of the transaction by holders of the Series A Ordinary Shares, the approval of the High Court of Justice of England and Wales, the receipt of certain regulatory approvals, the receipt of funding described above and certain other customary closing conditions. The consummation of the Proposed Transaction is also conditioned upon the Proposed Transaction being consummated by 25 February 2009, or such later date as agreed by the parties and approved by the High Court of Justice of England and Wales. There can be no assurance that the Proposed Transaction will be consummated.

Risk factors

The Directors have identified the following risk factors that may affect the Company and its subsidiary undertakings. Reference to the Company therefore includes the operations of subsidiary undertakings:

Our business will suffer if we do not respond to commercial and technological changes affecting the broadcasting industry.

Our business and the market in which we operate are characterized by rapid commercial and technological change, evolving industry standards and frequent product enhancements. Many digital broadcasters are seeking more sophisticated software that will afford them greater flexibility in delivering content such as news, films and sports. They are also seeking to offer additional services, such as middleware, EPGs, games, gaming and other interactive applications, DVR functionality, home networking and other services.

Our continued success will depend, in part, upon our ability to develop and market products and services that respond to technological changes and evolving industry standards in a timely and cost-effective manner. If the market in which we operate develops more slowly than we anticipate, or if we should fail to develop and introduce products and services that are compatible with industry standards, satisfy customer requirements and compete effectively with products and services offered by our competitors, our business, operating results and financial condition could be materially adversely affected.

Our business may suffer if we and our customers do not respond to commercial and technological changes affecting the business of delivering information and entertainment, especially the threat of the Internet and broadband and IPTV technologies.

Our customers are mainly pay-television platform operators. As technologies develop, other means of delivering information and entertainment to consumers’ televisions are evolving. In particular, telecommunication companies and Internet service providers are competing with traditional television companies. Cable television and mobile telephone companies are now also marketing packages that combine television, telephone and high-speed Internet access to consumers. As a result, our largest customers are facing increased competition that could affect their ability to attract and retain subscribers. If we and our customers do not address these commercial and technological changes, our business, operating results and financial condition could be materially adversely affected.

Our operating results and growth could decline if our customers’ subscriber bases do not continue to increase or if our customers otherwise purchase fewer smart cards or purchase smart cards on less favorable terms to us.

NDS Group plc

Directors’ Report ─ continued

A significant portion of our revenue is derived from the sale of smart cards to our customers and ongoing fees paid by our customers on a monthly basis based on the number of active subscribers or authorized smart cards. We may also receive royalties based on each set-top box manufactured or deployed that incorporates our technologies. Therefore, a significant portion of our revenue is dependent upon our customers’ subscriber numbers, the growth in subscriber and set-top box numbers, the degree to which set-top boxes are replaced with enhanced models and the number of set-top boxes in each subscriber’s home. Global economic conditions may have an impact on our customers’ subscriber numbers, with downturns in the economy potentially having a negative impact on such numbers. If our customers’ subscriber numbers do not continue to increase, we may be unable to generate substantial revenue growth or sustain our current revenue levels and, as a consequence, our business, operating results and financial condition could be materially adversely affected.

Recently, certain of our customers have begun recycling set-top boxes and smart cards when a subscriber terminates its subscription by re-issuing the set-top box and smart card to a new subscriber. Such activity by our customers reduces demand for new smart cards and also reduces our incremental set-top box royalties. Should this activity become more widespread, it could materially adversely affect our revenues. In addition, the security of our smart cards has not been compromised in recent years. Accordingly, certain customers have delayed or reduced plans to complete card changeovers. This change in approach has been reflected in recently amended contract terms with certain of our customers and we expect this to result in lower conditional access revenues in future years.

Our business could be harmed if the security provided by our conditional access systems and products is compromised.

We face risks relating to the failure of our conditional access systems to protect platform operators and content providers from signal theft. An important component of our conditional access systems is the smart cards we provide for the platform operators’ individual subscribers. Unauthorized viewing and use of content may be accomplished by counterfeiting the smart card or otherwise thwarting the security features of the conditional access system. Any significant increase in the incidence of signal theft could require us to replace a population of a platform operator’s smart cards or take other remedial action. In those cases where we have accepted specific responsibilities for maintaining the security of a platform operator’s conditional access system, significant costs could be imposed on us if a security breach requires us to replace a population of smart cards or take other action to rectify the problem. To the extent that signal theft may result in the cessation of all, or some portion of, the per-subscriber fees paid to us by a broadcaster while the security breach is being remedied or, in the event of termination by the broadcaster of our agreement if the breach is not satisfactorily remedied, the resultant loss of revenue could have a material adverse effect on our business, operating results and financial condition. A significant increase in the level of signal theft, whether or not resulting from a failure of our conditional access systems, could also injure the reputation of our conditional access systems among our customers and potential customers and, as a consequence, our business, operating results and financial condition could be materially adversely affected.

A substantial part of our expected future revenue and income growth is based on our aim to sell advanced technologies and services to our existing customers and to sell end-to-end systems to new customers.

We expect over the next several years to sell advanced technology solutions for the television market, including DVR functionality, games, gaming and other interactive applications, home networks services and other services. The market for advanced television technology solutions is still new and evolving. Historically, we have derived only a relatively small percentage of our total revenue from these offerings. We cannot be certain that the demand for or the market acceptance of these technologies will develop as we anticipate, and even if they do, we cannot be certain that we will be able to market these solutions effectively and successfully respond to changes in consumer preferences. In addition, our ability to market those solutions will be affected to a large degree by platform operators. If platform operators determine that our solutions do not meet their business or operational expectations, they may choose not to offer our applications to their customers. To the extent that platform operators and content providers fail to renew or enter into new or expanded contracts with us for provision of advanced technologies, we will be unable to maintain or increase the associated revenue from those offerings. Moreover, due to global economic conditions, platform operators may slow the pace of their deployment of these advanced services and such action would negatively impact our revenue. Accordingly, our ability to generate substantial revenue from our advanced technology solutions offerings is uncertain.

Our business could be harmed if a defect in our software or technology interferes with, or causes any failure in, our customers’ systems.

Our software and technology are integrated into the broadcast infrastructure of our customers. As a result, any defect, error or performance problem with our software or technology could interfere with a critical component of one or more of our customers’ systems, or potentially cause a critical component of one or more of our customers’ systems to fail for a period of time. This could result in claims for substantial damages against us, regardless of whether we are responsible for such failure. Any claim brought against us could be expensive to defend and require the expenditure of a significant amount of resources, regardless of whether we prevail. Although we have not experienced any such material interference or failure in the past, any future problem could cause severe customer service and public relations problems for our customers and as a consequence, our business, operating results and financial condition could be materially adversely affected.

NDS Group plc

Directors’ Report ─ continued

We depend upon key personnel, including our senior executives and technical and engineering staff, to operate our business effectively, and we may be unable to attract or retain such personnel.

Our future success depends largely upon the continued service of our senior executive officers and other key management and technical personnel. If certain of our senior executives were to leave the Company, we may be placed at a competitive disadvantage. In addition, we may also need to increase the number of our technical, consulting and support employees to support new customers and the expanding needs of our existing customers. We have, in the past, experienced difficulty in recruiting sufficient numbers of qualified personnel. If we are not successful in these recruiting efforts, our business may be adversely affected.

Intense competition could reduce our market share and harm our financial performance.

We compete with numerous companies both to attract new customers and to retain our existing customers. Such competition may cause us to lose market share and may result in reduced profit margins. It may also hinder our ability to develop our business in areas such as DVRs, middleware, interactive television services and broadband and IPTV. In addition, some of the companies that currently operate in the software business, but that have not historically been active competitors of ours may, in the future, through acquisitions or the development of their own resources, seek to enter and obtain significant market share in our current or planned business areas. Increased competition from existing or new competitors could result in price reductions, reduced margins or loss of market share, any of which could materially and adversely affect our business, operating results and financial condition.

We derive a significant portion of our revenues from a limited number of large customers. Our revenues could decline significantly if any of these customers significantly reduces its purchases of our technology or services or terminates its relationship with us.

Our growth has depended historically on large digital satellite broadcasters introducing, marketing and promoting products and services that utilize our technology. We currently derive, and we expect to continue to derive, a significant portion of our revenue from a limited number of large customers. Our three largest customers are BSkyB, DIRECTV and SKY Italia. During the fiscal year ended June 30, 2008, these three customers accounted directly and indirectly for approximately 58.2% of our total revenue. News Corporation, which holds approximately 72% of our total and issued outstanding share capital, currently owns approximately 39% and 100% of BSkyB and SKY Italia, respectively. News Corporation previously owned a 41% interest in DIRECTV, but divested of its entire interest in February 2008. We have a number of contracts with DIRECTV, its subsidiaries and affiliates, covering the supply of conditional access, middleware and DVR technologies, which expire at various dates through 2013 and which contain various terms covering renewal and termination. We expect to continue to be dependent upon a limited number of customers for a significant portion of our revenue, although the particular customers may vary from period to period. If a large customer purchases significantly less of our products or services, defers or cancels orders, or fails to renew or terminates its relationship with us or renews with us on less favourable terms, our revenue could decline significantly and as a result, our business, operating results and financial condition could be materially adversely affected.

The nature of our business is such that our operating results may fluctuate from period to period.

Our operating results have varied in the past from quarter to quarter and from year to year and are likely to vary from period to period in the future. Historically, our revenue has reflected a small number of relatively large orders for our technology and services, which generally have long sales and order cycles. Additionally, our accounting policies may require us to defer revenue until all elements of an arrangement have been delivered to and accepted by our customers. As a result, we believe that period-to-period comparisons of our operating results may not be a good indication of our future performance. Our actual results may differ from expectations, which could adversely affect the price of our securities.

Failure to protect the intellectual property rights upon which we depend could harm our business.

We rely primarily on a combination of patent, trademark and copyright laws, trade secrets, confidentiality procedures and contractual provisions to protect our intellectual property rights and the obligations we have to third parties from whom we license intellectual property rights. However, we may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights and this could have a material adverse effect on our business, operating results and financial condition.

NDS Group plc

Directors’ Report ─ continued

Defending against intellectual property infringement claims could harm our business.

We may be subject to an increased risk of infringement claims as the number of products and competitors grows and the functionality of products in different industry segments overlaps. It may be alleged that products that we have developed or technology that we have licensed from third parties infringes the rights of others. Intellectual property claims could be time consuming to defend, result in costly litigation, divert management’s attention and resources and cause product shipment delays. Such claims could also require us to seek to enter into royalty or license agreements, redesign our products or potentially cease using aspects of technology, which could have a material adverse effect on our business, operating results and financial condition.

We grant certain indemnification rights to our customers when we license our software technologies. We may, therefore, become subject to third-party infringement claims through those commercial arrangements. In addition, the damages to which we are subject may be increased by the use of our technologies in our customers’ products.

Many of our agreements with customers contain an indemnification obligation, which could be triggered in the event that a customer is named in an infringement suit involving their products or involving the customer’s products or services that incorporate or use our products. If it is determined that our products infringe as alleged in any of the asserted claims in such a suit, we may be prevented from distributing certain of our products and we may incur significant indemnification liabilities, which may adversely affect our business, operating results and financial condition.

In addition, while damage claims in respect of an alleged infringement may, in many cases, be based upon a presumed royalty rate to which the patent holder would have otherwise been entitled, it is possible that our liability may increase as a result of the incorporation of our technology with our customer’s products. In some cases, potential damages payable by us could be based on the profits derived by our customers from a product that infringes through the use of our software even though we receive a relatively moderate economic benefit from the licensing arrangement.

Political, regulatory and economic risks associated with the international aspects of our operations could harm our business.

Our customers and other business counterparties, including banks that we use, are located throughout the world. Inherent risks of doing business in international markets include changes in legal and regulatory requirements, local or global economic changes, counterparty risk, export restrictions, exchange controls, tariffs and other trade barriers, longer payment cycles, political disruption, wars, acts of terrorism and civil unrest. We may incur substantial expense as a result of the imposition of new restrictions or changes in the existing legal and regulatory environments in the territories where we conduct our business or due to political and economic instability in these territories.

The telecommunications, media, broadcast, cable television and gaming and gambling industries are subject to extensive regulation by governmental agencies. These governmental agencies continue to oversee and adopt legislation and regulation over these industries, particularly in the areas of user privacy, consumer protection, online content distribution and the characteristics and quality of online products and services, which may affect our business, the development of our products, the decisions by market participants to adopt our products and services or the acceptance of interactive television by the marketplace in general. In particular, governmental laws or regulations restricting or burdening the exchange of personally identifiable information could delay the implementation of interactive services or create liability for us or any other manufacturer of software that facilitates information exchange. These governmental agencies may also seek to regulate interactive television directly. Future developments relating to any of these regulatory matters may adversely affect our business.

A portion of our business involves the licensing of software used to conduct betting and gaming applications. The regulation of the gambling industry is complex, intensive and constantly changing. The adoption or modification of laws or regulations relating to Internet gambling in various jurisdictions could adversely affect the manner in which we currently conduct this portion of our business.

Fluctuations in foreign exchange rates could harm our financial condition.

A risk inherent in our international operations is the exposure to fluctuations in currency exchange rates. In the fiscal year ended June 30, 2008, approximately 46% of our revenues and approximately 75% of our total expenses were denominated in currencies other than the U.S. dollar. Additionally, as of June 30, 2008, approximately 38% of our cash balances were denominated in currencies other than the U.S. dollar. As a result, we are exposed to fluctuations in foreign exchange rates that may have a material adverse effect on our business, operating results and financial condition.

NDS Group plc

Directors’ Report ─ continued

Additionally, although most of our contracts with customers in Latin America, India and the Asia-Pacific region are denominated in U.S. dollars, those customers are affected by fluctuations in their local currencies and by exchange control regulations that may restrict their ability to remit payments to us.

We are subject to certain risks relating to our operations in Israel.

We have research and development facilities in Israel and we have customers in Israel. Therefore, we are directly influenced by the political, economic and security conditions affecting Israel. Any major hostilities involving Israel, or the interruption or curtailment of trade or the movement of people within Israel or between Israel and other countries, could significantly harm our business, operating results and financial condition. Additionally, certain of our employees are currently required to perform annual reserve duty in the Israeli Defense Force, and are subject to being called for active military duty at any time. We have, in the past, operated effectively under these requirements. We cannot predict the effect of these obligations on us in the future.

We are controlled by, and are dependent upon our relationship with, News Corporation.

Until completion of the Proposed Transaction we are controlled by News Corporation. As of June 30, 2008, News Corporation beneficially owned approximately 72.1% of our total issued and outstanding share capital. Because News Corporation beneficially owns 100% of our Series B ordinary shares, which have ten votes per share (as opposed to our Series A Ordinary Shares, which have one vote per share), it controls approximately 96.3% of our voting power. By reason of such ownership, unless it is excluded or recuses itself from the vote, News Corporation is able to control the composition of our entire Board of Directors, to influence our decisions to take or refrain from taking certain actions and to control the votes on matters submitted to a vote of our shareholders. Four of our seven current Directors have been appointed by News Corporation, including Dr. Abe Peled, our Chairman and Chief Executive Officer, who from time to time advises News Corporation with respect to various technology matters.

Businesses in which News Corporation has an interest currently account for, and are expected to continue to account for, a significant portion of our revenue, although the proportion of such revenue has declined following News Corporation’s divestiture of its interest in DIRECTV in February 2008. During the fiscal year ended June 30, 2008, approximately 37% of our total revenues were derived from businesses in which News Corporation has a continuing interest. Those businesses include two of our three largest customers. Although we believe the terms of our contracts with such related parties are no less favourable to us than those that we could obtain from unrelated third parties, we cannot assure you that this is the case.
In addition, because a number of major broadcasters around the world are owned or controlled by entities that compete with News Corporation or entities in which News Corporation has an interest, our ability to attract customers in which News Corporation does not have an interest may be affected by their perception of our relationship with News Corporation.

Our share price could be affected by our ordinary shares becoming available for sale in the future or by the dilutive effect of the issue of new shares.

If investors or News Corporation sell substantial amounts of our ADSs or ordinary shares in the public market, the market price of our ADSs could fall. The negative effect of such sales on the market price of our ADSs could be more pronounced given the relatively small number of our ordinary shares in ADS form relative to the total number of shares outstanding. In addition, such sales could create the public perception of difficulties or problems with our technologies and services. These sales may also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate if we require additional financing.

Interests of existing shareholders may also be diluted due to the existence of stock options granted to certain employees and any equity awards that we may grant to our Directors, executive officers and employees in the future.

The proposed transaction with News Corporation and Permira may have an adverse impact on, or cause significant fluctuations in, the market price or liquidity of our ADSs.

On 14 August 2008, we, News Corporation and the “Permira Newcos” announced that the we signed an implantation agreement relating to the Proposed Transaction. The Proposed Transaction would be effected by means of:

•	Cancelling all of our outstanding Series A Ordinary Shares, including shares represented by ADSs traded on NASDAQ, for per-share consideration of $63 in cash;

NDS Group plc

Directors’ Report ─ continued

•
Cancelling approximately 67% of our Series B Ordinary Shares held by News Corporation for consideration of $63 per share to be paid in a combination of approximately $1.5 billion in cash and a $242 million vendor note. News Corporation currently owns 71.9% of our equity and 96.2% of our voting power through its ownership of 100% of the outstanding Series B Ordinary Shares. News Corporation would retain ownership of the remaining approximately 33% of the Series B Ordinary Shares it currently holds, resulting in it owning 49% of us following the completion of the Proposed Transaction; and,

•	Issuing the Permira Newcos new Series B Ordinary Shares representing 51% of our then outstanding Series B Ordinary Shares.

If the Proposed Transaction is consummated, it will be funded by a mix of senior and mezzanine indebtedness incurred by a subsidiary of the Company, an investment provided by the Permira Newcos and cash on hand. Commitments and obligations with respect to the indebtedness are contingent upon the consummation of the Proposed Transaction.

The consummation of the Proposed Transaction is conditioned upon the approval of the transaction by holders of the Series A Ordinary Shares, the approval of the High Court of Justice of England and Wales, the receipt of certain regulatory approvals, the receipt of funding described above and certain other customary closing conditions. The consummation of the Proposed Transaction is also conditioned upon the Proposed Transaction being consummated by 25 February 2009, or such later date as agreed by the parties and approved by the High Court of Justice of England and Wales. There can be no assurance that the Proposed Transaction will be consummated. The Proposed Transaction, or the consummation or abandonment thereof, may have an adverse impact on, or cause significant fluctuations in, the market price or liquidity of our ADSs.

Financial instruments

Information about financial instruments is given in Note 13 to the financial statements.

Share capital

A description of, and details of changes in, the share capital of the Company during the year are given in Note 9 to the financial statements.

As at 3 November 2008, a subsidiary of News Corporation held all of the Company’s Series B ordinary shares and deferred shares. As at 3 November 2008, substantially all of the Company’s Series A ordinary shares were held by The Bank of New York Mellon as depositary to support American Depositary Receipts (“ADRs”) issued by The Bank of New York Mellon.

Directors and their interests

The Directors who served during the year and up to the date of this report were as follows:

David DeVoe	Non-Executive Director
Roger Einiger	Independent Non-Executive Director
Nathan Gantcher	Independent Non-Executive Director
Lawrence Jacobs	Non-Executive Director
Abe Peled	Executive Director, Chairman and Chief Executive Officer
Peter Powers	Independent Non-Executive Director
Arthur Siskind	Non-Executive Director

Messrs. DeVoe, Jacobs and Siskind were appointed as Directors by News Corporation, the party which exercises ultimate control over the Company. Dr. Peled advises News Corporation with respect to various technology matters.

In accordance with the Company’s Articles of Association, Mr. Einiger intends to resign from office at the Annual General Meeting to be held in 2008, and will offer himself for re-election.

NDS Group plc

Directors’ Report ─ continued

Directors have the following holdings of Series A ordinary shares in the Company:

	30 June 2008	30 June 2007

David DeVoe	─	─
Roger Einiger	9,625	9,000
Nathan Gantcher	625	─
Lawrence Jacobs	─	─
Abe Peled	4,140	─
Peter Powers	625	─
Arthur Siskind	─	─

On 15 August 2008, Messrs. Einiger, Gantcher and Powers each acquired an additional 1,250 Series A ordinary shares and Dr Peled acquired and additional 8,356 Series A ordinary shares as a result of the vesting of conditional share awards. Except for this matter, there have been no other changes in Directors’ shareholding since 30 June 2008.

Information about Directors’ interests in outstanding equity awards is given in the Directors’ Remuneration Report.

Directors’ statement as to disclosure of information to auditors

So far as each person who was a Director at the date of approving this report is aware, there is no relevant audit information, being information needed by the auditors in connection with preparing their report, of which the auditors are unaware. Having made enquiries of fellow Directors and the Company’s auditors, each Director has taken all the steps that he is obliged to take as a director in order to make himself aware of any relevant audit information and to establish that the auditors are aware of that information.

Auditors

In accordance with section 385 of the Companies Act 1985, a resolution is to be proposed at the Annual General Meeting for the reappointment of Ernst & Young LLP as auditors of the Company.

By order of the Board

Alexander Gersh

Company Secretary
5 November 2008

One Heathrow Boulevard,
286 Bath Road
West Drayton,
Middlesex, UB7 0DQ
England

NDS Group plc

NDS Group plc

Directors’ Remuneration Report for the year ended 30 June 2008

Information not subject to audit

Remuneration Committee and advisors

There is no remuneration committee. The Board is responsible for the oversight of executive compensation policies and reviews the Company’s compensation programme on an ongoing basis. The Board reviews and approves on behalf of the Company the entire individual remuneration package for the Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, including recruitment, approval of any employment contract, participation in any benefit, perquisite, pension, or incentive scheme, and any compensation payable in connection with the termination of an employment contract. The Board also exercises all the powers and discretions vested in the Board in respect of the Company’s incentive schemes, stock option schemes and equity-based compensation schemes. The Board obtains outside legal advice or other independent professional advice, as well as information about remuneration practices in the Company’s industry when it considers it necessary to do so.

Remuneration policy

The Company’s policy on Director remuneration for the current and future financial years is that the overall remuneration package should be sufficiently competitive to attract, motivate and retain the highest quality individuals to lead the Company and create long-term growth and value for the Company’s shareholders. The details of individual components of Directors’ remuneration packages and service contracts are discussed below:

Messrs. DeVoe, Jacobs and Siskind were appointed by News Corporation, the party which exercises ultimate control over NDS, and as such they do not have service contracts with the Company nor do they receive any remuneration from the Company for their service on the Board.

Dr. Peled is the sole Executive Director of the Company. Dr. Peled’s remuneration relates to his position as the Company’s Chief Executive Officer and he does not receive additional remuneration for his service on the Board. He is employed by the Company pursuant to a service agreement dated 1 December 1999 for an original term of three years and thereafter automatically extended each year for a further year unless either party gives 12 months’ written notice not to extend. As at the date of this report, no such notice has been received or given. On termination, one year’s salary is payable if the Company terminates the contract for reasons other than cause or death. Dr. Peled’s remuneration package currently consists of basic salary, a merit-based bonus, a performance-based bonus granted under the Company’s 2006 Long-Term Incentive Plan, retirement benefits and other benefits. Dr. Peled is also eligible to participate in the Company’s equity compensation schemes.

Messrs. Powers, Gantcher and Einiger are Independent Non-Executive Directors, none of whom has a service contract with the Company. The fees paid to such Directors are determined by the other members of the Board within the limits stipulated in the Company’s Articles of Association. These Independent Non-Executive Directors are not involved in any discussions or decisions concerning their own remuneration. The Company’s Articles of Association currently provides that at each Annual General Meeting of shareholders, up to one-third of the Independent Non-Executive Directors retire from office and indicate whether or not they intend to stand for re-election. Directors appointed by News Corporation and any Director that is also Chairman or Chief Executive Officer of the Company are exempt from this requirement. As a consequence of this exemption, only three Directors of the Company are currently subject to the rule requiring periodic retirement from office, and only one Director, in this case Mr. Einiger, is required to retire from office and stand for election at the Annual General Meeting to be held in 2008. Mr. Gantcher is scheduled to retire from office by rotation in 2009; Mr. Powers is scheduled to retire from office by rotation in 2010.

All Independent Non-Executive Directors are eligible to participate in the Company’s equity compensation schemes. Such awards are made at the discretion of the other members of the Board. There are no performance criteria associated with vesting.

Details of the Company’s equity compensation schemes are given in Note 9 to the financial statements.

NDS Group plc

Directors’ Remuneration Report ─ continued

Performance graph

The graph below shows the total return to shareholders of a $100 investment in the Company’s American Depositary Receipts (each representing one Series A ordinary share in the Company) for the five-year period ending 30 June 2008 as quoted on The NASDAQ Stock Market, compared to the NASDAQ US Composite Index for the same period. The change in share price is regarded as a fair measure of total shareholder return as no dividends have been paid in the period. The NASDAQ US Composite Index has been chosen as the comparative because it represents a broad equity market index in which the Company is a constituent member.

Cumulative Total Return

Based upon an initial $100 investment on 30 June 2003

NDS Group plc

Directors’ Remuneration Report ─ continued

Information subject to audit

Directors’ remuneration

The remuneration of the Directors was as follows:

	Salary or			Expense	Total	Total
	fees	Benefits	Bonus	allowance	2008	2007
	$	$	$	$	$	$

David DeVoe	─	─	─	─	─	─
Roger Einiger	92,500	─	─	─	92,500	92,500
Nathan Gantcher	92,500	─	─	─	92,500	92,500
Lawrence Jacobs	─	─	─	─	─	─
Abe Peled	1,322,115	264,796	1,702,724	80,128	3,369,763	3,598,235
Peter Powers	103,500	─	─	─	103,500	103,500
Arthur Siskind	─	─	─	─	─	─

	1,610,615	264,796	1,702,724	80,128	3,658,263	3,886,735

Fees paid in respect of Messrs. Gantcher and Powers were paid, at their request, to entities connected with them, rather than to the individuals personally. Amounts paid to Dr. Peled are denominated in pounds sterling and, for the purposes of the Directors’ remuneration table above, have been translated into U.S. dollars at the average exchange rates for the year, being: 2008: $1 = £0.4992; 2007: $1 = £0.5178.

Benefits paid to Dr. Peled comprise the provision of a company car, health insurance, the provision of accommodation in London and the payment of certain travel expenses incurred by his wife. Dr. Peled is a member of the News International Pension & Life Assurance Plan for Senior Executives and the News International Unapproved Pension & Life Assurance Plan (together, the “News Pension Plans”). The News Pension Plans provide Dr. Peled a benefit at retirement that is based upon the number of years of his benefit service from date of joining the plan and final pensionable salary. Compensation, for benefit purposes, is currently limited to £288,750. During the year ended 30 June 2008, pension contributions of £352,770 (2007: £143,220) were paid for Dr. Peled’s benefit. Additionally, the Company paid life assurance premiums of £131,446 (2007: £131,446). The following matters are also required to be disclosed:

Age at 30 June 2008	61 years and 9 months
Service at 30 June 2008	11 years and 6 months
Accrued pension entitlement at 30 June 2008	£69,825 per annum
Accrued pension entitlement at 30 June 2007	£62,161 per annum
Additional pension entitlement earned in year	£7,664 per annum
Additional entitlement in excess of inflation	£5,240 per annum
Transfer value of accrued pension at 30 June 2008	£1,305,289
Transfer value of accrued pension at 30 June 2007	£812,163
Increase in transfer value less director’s contributions	£493,126
Transfer value of increase in accrued pension in excess of inflation	£93,737

The accrued pension entitlement is the amount that Dr. Peled would receive if he retired at the end of the year. The increase in the accrued pension entitlement is the difference between the accrued pension entitlement at the year end and that at the previous year end. All transfer values have been calculated on the basis of actuarial advice in accordance with Actuarial Guidance Note GN11. The transfer values of the accrued pension entitlement represent the value of assets that the pension schemes would need to transfer to another pension provider on transferring the schemes’ liabilities in respect of the Dr. Peled’s pension benefits. They do not represent the sums payable to Dr. Peled individually and, therefore, cannot be added meaningfully to annual remuneration. The increase in the transfer value is the increase in the transfer value of the accrued pension entitlement during the year. The arrangements are non-contributory. The transfer value of the increase in accrued pension entitlement discloses the current value of the increase in accrued pension entitlement (excluding inflation) that Dr. Peled has earned in the period, whereas the change in his transfer value, required by the Companies Act, discloses the absolute increase or decrease in transfer values over the year, as well as the value of the additional accrued pension entitlement earned in the year. The figures show Dr. Peled’s total pension entitlement and are funded by assets held in the News Pension Plans. Death benefits, which include a pension payable to a surviving spouse, are covered by life assurance policies.

NDS Group plc

Directors’ Remuneration Report ─ continued

Interests in stock options and conditional awards

Messrs. DeVoe, Jacobs and Siskind have no interest in stock options in the Company nor in any conditional awards. Interests of the other Directors in stock options over the Company’s Series A ordinary shares and in conditional awards are set out below. All awards have been granted under the schemes referred to in Note 9 to the financial statements. The quoted price of ADRs representing Series A ordinary shares on The NASDAQ Stock Market as at 30 June 2008 was $59.20. The highest and lowest quoted prices during the year were $62.04 and $41.71, respectively.

Roger Einiger

Mr. Einiger has been granted fixed conditional awards under the Company’s 2006 Long-Term Incentive Plan (the “LTIP”) as follows:

	Vested	Unvested	Total

Beginning of year	─	2,500	2,500
Awarded (1)	─	2,500	2,500
Vested (2)	625	(625)	_
Issued	(625)	─	(625)
Lapsed	─	─	_

End of year (3)	─	4,375	4,375

(1)
Award vests in four equal instalments on 15 August 2008, 2009, 2010 and 2011, subject to him continuing in office as a Director of the Company. The grant date fair value of this award was $51.57 per share. This was equal to the market value of ADRs representing Series A ordinary shares on the date of award, 26 October 2007, because no dividends were expected to be paid.

(2)	The market value on the vesting date was $48.46.
(3)
Awards representing 1,250 Series A ordinary shares vested and were issued as ADRs on 15 August 2008. A further 1,250 Series A ordinary shares will vest on 15 August 2009, 1,250 on 15 August 2010 and 625 on 15 August 2011.

Mr. Einiger’s interest in stock options over Series A ordinary shares was as follows:

Exercise price	Held at 30 June 2007	Exercised during the year	Granted during the year	Cancelled during the year	Held at 30 June 2008	Vested at 30 June 2008	Unvested at 30 June 2008

$32.96 (1)	5,000	─	─	─	5,000	3,750	1,250
$43.13 (2)	5,000	─	─	─	5,000	2,500	2,500

	10,000	─	─	─	10,000	6,250	3,750

(1) Granted on 22 December 2004 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(2) Granted on 1 February 2006 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.

NDS Group plc

Directors’ Remuneration Report ─ continued

Nathan Gantcher

Mr. Gantcher has been granted fixed conditional awards under the LTIP as follows:

	Vested	Unvested	Total

Beginning of year	─	2,500	2,500
Awarded (1)	─	2,500	2,500
Vested (2)	625	(625)	_
Issued	(625)	─	(625)
Lapsed	─	─	_

End of year (3)	─	4,375	4,375

(1)
Award vests in four equal instalments on 15 August 2008, 2009, 2010 and 2011, subject to him continuing in office as a Director of the Company. The grant date fair value of this award was $51.57 per share. This was equal to the market value of ADRs representing Series A ordinary shares on the date of award, 26 October 2007, because no dividends were expected to be paid.

(2)	The market value on the vesting date was $48.46.
(3)
Awards representing 1,250 Series A ordinary shares vested and were issued as ADRs on 15 August 2008. A further 1,250 Series A ordinary shares will vest on 15 August 2009, 1,250 on 15 August 2010 and 625 on 15 August 2011.

Mr. Gantcher’s interest in stock options over Series A ordinary shares was as follows:

Exercise price	Held at 30 June 2007	Exercised during the year	Granted during the year	Cancelled during the year	Held at 30 June 2008	Vested at 30 June 2008	Unvested at 30 June 2008

$32.96 (1)	5,000	─	─	─	5,000	3,750	1,250
$43.13 (2)	5,000	─	─	─	5,000	2,500	2,500

	10,000	─	─	─	10,000	6,250	3,750

(1) Granted on 22 December 2004 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(2) Granted on 1 February 2006 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.

Abe Peled

Dr. Peled has been granted performance-based conditional awards under the LTIP as follows:

	Vested	Unvested	Total

Beginning of year	─	─	─
Awarded (1)	─	28,065	28,065
Vested (2)	7,016	(7,016)	_
Issued	(4,140)	─	(4,140)
Withheld for payroll taxes	(2,876)	─	(2,876)
Lapsed	─	─	_

End of year (2)	─	21,049	21,049

(1)
During the year ended 30 June 2007, Dr. Peled received a performance-based conditional award under the LTIP which was conditioned upon the attainment of particular pre-determined operating income goals for the Company during the year ended 30 June 2007. Under the terms of the award, if the Company’s actual 2007 consolidated operating income as compared to its pre-determined 2007 target operating income was within a certain performance goal range that was approved by the Board, Dr. Peled was entitled to receive time-vested ADRs representing Series A ordinary shares. The pre-determined 2007 operating income performance goal range for Dr. Peled was from 0 per cent. to 152 per cent. of his annualised base salary. Following the end of the 2007 financial year, the Company determined the degree to which the Company’s consolidated operating income goal was obtained. Based on the Company’s actual 2007 operating income, which fell within the performance goal range, Dr. Peled received time-vested ADRs representing 28,065 Series A ordinary shares, which vest on four equal instalments on 15 August 2007, 2008, 2009 and 2010, subject to him continuing in office as a Director of the Company. The fair value of this award was $55.91 per share. This was equal to the market value of ADRs representing Series A ordinary shares on the date of award, 26 October 2007, because no dividends were expected to be paid.

NDS Group plc

Directors’ Remuneration Report ─ continued

(2)	The market value on the vesting date was $48.46.
(3)	Awards representing 7,016 Series A ordinary shares vested and were issued as ADRs on 15 August 2008. A further 7,016 Series A ordinary shares will vest on 15 August 2009 and 7,017 on 15 August 2010.

During the year ended 30 June 2008, Dr. Peled received a performance-based conditional award under the LTIP which was conditioned upon the attainment of particular pre-determined operating income goals for the Company during the year ended 30 June 2008. Under the terms of the award, if the Company’s actual 2008 consolidated operating income as compared to its pre-determined 2008 target operating income was within a certain performance goal range that was approved by the Board, Dr. Peled was entitled to receive time-vested ADRs representing Series A ordinary shares. The pre-determined 2008 operating income performance goal range for Dr. Peled was from 0 per cent. to 188 per cent. of his annualised base salary. Following the end of the 2008 financial year, the Company determined the degree to which the Company’s operating income goal was obtained. Based on the Company’s actual 2008 consolidated operating income, which fell within the performance goal range, Dr. Peled received time-vested ADRs representing 28,584 Series A ordinary shares, which vest on four equal instalments on 15 August 2008, 2009, 2010 and 2011, subject to him continuing in office as a Director of the Company. The fair value of this award was $51.57 per share.

Dr. Peled’s interest in stock options over Series A ordinary shares was as follows:

		Exercised	Granted	Cancelled
Exercise	Held at	during	during	during	Held at	Vested at	Unvested at
price	30 June 2007	the year	the year	the year	30 June 2008	30 June 2008	30 June 2008

$21.90 (1)	56,000	─	─	─	56,000	56,000	─
$17.12 (2)	60,000	─	─	─	60,000	60,000	─
$32.96 (3)	50,000	─	─	─	50,000	37,500	12,500
$43.13 (4)	60,000	─	─	─	60,000	30,000	30,000

	226,000	─	─	─	226,000	183,500	42,500

(1) Granted on 4 October 2001 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(2) Granted on 5 November 2003 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(3) Granted on 22 December 2004 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(4) Granted on 1 February 2006 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.

Peter Powers

Mr. Powers has been granted fixed conditional awards under the LTIP as follows:

	Vested	Unvested	Total

Beginning of year	─	2,500	2,500
Awarded (1)	─	2,500	2,500
Vested (2)	625	(625)	_
Issued	(625)	─	(625)
Lapsed	─	─	_

End of year (3)	─	4,375	4,375

NDS Group plc

Directors’ Remuneration Report ─ continued

(1)
Award vests in four equal instalments on 15 August 2008, 2009, 2010 and 2011, subject to him continuing in office as a Director of the Company. The grant date fair value of this award was $51.57 per share. This was equal to the market value of ADRs representing Series A ordinary shares on the date of award, 26 October 2007, because no dividends were expected to be paid.

(2)	The market value on the vesting date was $48.46.
(3)
Awards representing 1,250 Series A ordinary shares vested and were issued as ADRs on 15 August 2008. A further 1,250 Series A ordinary shares will vest on 15 August 2009, 1,250 on 15 August 2010 and 625 on 15 August 2011.

Mr. Powers’ interest in stock options over Series A ordinary shares was as follows:

		Exercised	Granted	Cancelled
Exercise	Held at	during	during	during	Held at	Vested at	Unvested at
price	30 June 2007	the year	the year	the year	30 June 2008	30 June 2008	30 June 2008

$17.12 (1)	1,250	─	─	─	1,250	1,250	─
$32.96 (2)	2,500	─	─	─	2,500	1,250	1,250
$43.13 (3)	5,000	─	─	─	5,000	2,500	2,500

	8,750	─	─	─	8,750	5,000	3,750

(1) Granted on 5 November 2003 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(2) Granted on 22 December 2004 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(3) Granted on 1 February 2006 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.

By order of the Board

Alexander Gersh

Company Secretary
5 November 2008

NDS Group plc

NDS Group plc

Statement of Directors’ Responsibilities for the Financial Statements

The Directors are responsible for preparing this UK Annual Report and the financial statements in accordance with applicable law and regulations.

The Companies Act 1985 requires the Directors to prepare financial statements for each financial year. Under that law the directors have elected to prepare the financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law). The financial statements are required by law to give a true and fair view of the state of affairs of the Company and of the profit or loss of the Company for that period. In preparing those financial statements, the Directors are required to:

•	select suitable accounting policies and apply them consistently;

•	make judgements and estimates that are reasonable and prudent;

•	state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; and

•	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Company will continue in business.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The Directors are responsible for the maintenance and integrity of the corporate and financial information included on the Company’s website. Legislation in the United Kingdom governing the preparation and dissemination of financial statements differs from legislation in other jurisdictions.

NDS Group plc

NDS Group plc

Independent Auditors’ Report to the Members of NDS Group plc

We have audited the financial statements of NDS Group plc for the year ended 30 June 2008 which comprise the Balance Sheet, the Profit and Loss Account, the Statement of Total Recognised Gains and Losses, the Statement of Cash Flows and the related notes 1 to 15. These financial statements have been prepared under the accounting policies set out therein. We have also audited the information in the Directors’ Remuneration Report that is described as having been audited.

This report is made solely to the Company’s members, as a body, in accordance with Section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the Company’s members those matters we are required to state to them in an auditors’ report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company and the Company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

The directors’ responsibilities for preparing the Annual Report, the Directors’ Remuneration Report and the financial statements in accordance with applicable United Kingdom law and Accounting Standards (United Kingdom Generally Accepted Accounting Practice) are set out in the Statement of Directors’ Responsibilities.

Our responsibility is to audit the financial statements and the part of the Directors’ Remuneration Report to be audited in accordance with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland).

We report to you our opinion as to whether the financial statements give a true and fair view and whether the financial statements and the part of the Directors’ Remuneration Report to be audited have been properly prepared in accordance with the Companies Act 1985. We also report to you whether in our opinion the information given in the Directors’ Report is consistent with the financial statements.

In addition we report to you if, in our opinion, the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors’ remuneration and other transactions is not disclosed.

We read other information contained in the Annual Report and consider whether it is consistent with the audited financial statements. The other information comprises only the Directors’ Report and the unaudited part of the Directors’ Remuneration Report. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements. Our responsibilities do not extend to any other information.

Basis of audit opinion

We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements and the part of the Directors’ Remuneration Report to be audited. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements and the part of the Directors’ Remuneration Report to be audited are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements and the part of the Directors’ Remuneration Report to be audited.

NDS Group plc

Independent Auditors’ Report to the Members of NDS Group plc ─ continued

Opinion

In our opinion:

•
the financial statements give a true and fair view, in accordance with United Kingdom Generally Accepted Accounting Practice, of the state of the Company’s affairs as at 30 June 2008 and of its profit for the year then ended;

•	the financial statements and the part of the Directors’ Remuneration Report to be audited have been properly prepared in accordance with the Companies Act 1985; and

•	the information given in the Directors’ Report is consistent with the financial statements.

Ernst & Young LLP
Registered Auditor
London
5 November 2008

NDS Group plc

NDS Group plc

Balance Sheet

As at 30 June 2008

		30 June 2008	30 June 2007
			As restated
	Notes	$’000	$’000

Fixed assets
Fixed asset investments	7	730,137	716,677

Current assets
Deferred tax	5	2,352	1,753
Due from subsidiary undertakings	8	474,128	81,804
Cash		21,546	1

		498,026	83,558

Total assets		1,228,163	800,235

Equity capital and reserves
Ordinary share capital	9	582	577
Deferred share capital	9	64,103	64,103
Share premium	10	264,959	255,568
Merger reserve	10	72,997	72,997
Capital contribution	10	212,078	212,078
Profit and loss account	10	613,444	194,912

Total shareholders’ funds	11	1,228,163	800,235

Dr. Abe Peled

Director
5 November 2008

NDS Group plc

NDS Group plc

Profit and Loss Account

For the year ended 30 June 2008

		Year ended	Year ended
		30 June 2008	30 June 2007
	Notes	$’000	$’000

Administrative expenses	2	(10,135)	(10,081)
Amounts recharged to subsidiary undertakings		7,287	7,039
Exceptional costs	3	(2,498)	─

Operating loss from continuing operations		(5,346)	(3,042)

Foreign exchange gains on cash balances		255	─
Dividend income	4	407,390	─

Profit (loss) on ordinary activities before taxation		402,299	(3,042)

Taxation	5	657	860

Profit (loss) on ordinary activities after taxation, retained		402,956	(2,182)

Earnings per share	6
Basic earnings (loss) per share		$6.94	($0.04)
Diluted earnings (loss) per share		$6.82	($0.04)

The accompanying notes form an integral part of this profit and loss account.

Statement of Total Recognised Gains and Losses

For the year ended 30 June 2008

There were no recognised gains or losses in either period other than as shown above.

NDS Group plc

NDS Group plc

Statement of Cash Flows

For the year ended 30 June 2008

			Year ended	Year ended
			30 June 2008	30 June 2007
	Notes	Notes	$’000	$’000

Operating cash flows
Operating loss from continuing operations			(5,346)	(3,042)

Equity-based compensation			2,848	3,042

Net cash outflow from operating activities			(2,498)	─

Capital expenditure and financial investment
Investment in subsidiary undertakings			─	(93,793)
Cash repaid by (loaned to) subsidiary undertaking		8	(6,224)	79,905

			(6,224)	(13,888)

Taxation
Tax recovered from a subsidiary undertaking via group payment arrangement		5	58	─

Financing
Dividends received in cash		4	21,290	─
Proceeds from issue of shares			8,664	13,889

Net cash inflow from financing activities			29,954	13,889

Increase in cash			21,290	1

Cash, beginning of year			1	─
Foreign exchange gains on cash			255	─

Cash, end of year			21,546	1

The accompanying notes form an integral part of this statement of cash flows.

NDS Group plc

NDS Group plc

Notes to the Financial Statements

1. Significant accounting policies

Basis of preparation

These financial statements of NDS Group plc (“the Company”) are presented as required by the Companies Act 1985. They have been prepared under the historical cost convention modified to include the recognition of equity-based compensation at fair value, and in accordance with United Kingdom Accounting Standards and law. Except for the matter referred to under Equity based compensation below, all accounting policies have been applied consistently throughout the year and the preceding year.

The Company is exempt from the requirement to prepare consolidated financial statements prepared in accordance with International Financial Reporting Standards because the Company’s securities are not listed on a regulated market in the European Union. The Company has taken advantage of the exemption provided by section 228A of the Companies Act 1985 not to prepare consolidated financial statements as the accounts of the Company and all its subsidiary undertakings are consolidated into the financial statements of a larger group, headed by News Corporation (see Note 14). The consolidated financial statements of News Corporation are drawn up in a manner equivalent to consolidated accounts and consolidated annual reports prepared in accordance with the provisions of the Seventh Directive (83/349/EEC). Accordingly, these financial statements comprise the NDS Group plc parent company financial statements prepared in accordance with United Kingdom law and accounting standards.

a) Investments

Investments comprise equity share capital of, and loans to, subsidiary undertakings. Investments are stated at cost less any provision for impairment. As a result of the change in accounting policy referred to under Equity-based compensation below, cost includes amounts in respect of equity-based compensation awards granted to employees of subsidiary undertakings. Income from investments is included in the profit and loss account only if received, or declared and receivable.

b) Foreign currency

The functional currency of the Company is the U.S. dollar. Transactions denominated in currencies other than the U.S. dollar are recorded at actual exchange rates as at the date of the transaction. Monetary assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rate ruling at the balance sheet date, with any resulting gain or loss being recorded in the profit and loss account.

c) Deferred taxation

Deferred tax assets have been recognised in respect of charges for equity-based compensation. Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date. No deferred taxation has been provided on the undistributed retained earnings of subsidiaries as substantially all of those retained earnings are held by UK companies and any dividend would be free from UK Corporation Tax.

d) Equity-based compensation

The Company adopted FRS 20: Share-based payment with effect from 1 July 2005. The Company has applied the provisions of FRS 20 in respect of equity-settled awards so as to apply FRS 20 only to those equity-settled awards granted after 7 November 2002 that had not vested before 1 July 2005.

The Company has adopted the provisions of UITF 44: Group and Treasury Share Transactions with effect from 1 July 2007 and comparative figures have been adjusted accordingly. As a result of this change in accounting policy, cost is recognized for all share-based payments, including those awards granted to employees of subsidiary undertakings. The cost of share-based payments awarded to Directors and employees of the Company continues to be charged to the profit and loss account as an expense. The cost of share-based payments awarded to employees of subsidiary undertakings is charged to the Company’s cost of investment in subsidiary undertakings. Previously cost was only recognized in respect of share-based payments made to Directors and employees of the Company. Prior year figures have been adjusted accordingly. The impact of the adoption of UITF44 is to increase the book value of investments in subsidiary undertakings by $35,852,000 and $22,392,000 as at 30 June 2008 and 30 June 2007, respectively. Shareholders’ funds (profit and loss account reserve) have been increased by $35,852,000, $22,392,000 and $10,983,000 as at 30 June 2008, 30 June 2007 and 1 July 2006, respectively. There is no impact on the profit of the Company for any year.

NDS Group plc

Notes to the financial statements ─ continued

The cost of equity-settled transactions with Directors and employees (including employees of subsidiary undertakings) is measured by reference to the fair value at the date at which they are granted and is recognised as an expense over the vesting period, which ends on the date on which the relevant employees become fully entitled to the award. Fair value is determined by the Directors using an appropriate pricing model. In valuing equity-settled transactions, no account is taken of any vesting conditions, other than conditions linked to the price of the shares of the Company (market conditions).

No cost is recognised for equity-based awards that do not ultimately vest, except for awards where vesting is conditional upon a market condition, which are treated as vesting irrespective of whether or not the market condition is satisfied, provided that all other performance conditions are satisfied.

At each balance sheet date before vesting, the cumulative cost is calculated, representing the extent to which the vesting period has expired and management’s best estimate of the achievement or otherwise of non-market conditions and the number of equity instruments that will ultimately vest or in the case of an instrument subject to a market condition, be treated as vesting as described above. The movement in cumulative cost since the previous balance sheet date is recognised in the income statement, with a corresponding entry in equity.

Where the terms of an equity-settled award are modified or a new award is designated as replacing a cancelled or settled award, the cost based on the original award terms continues to be recognised over the original vesting period. In addition, a cost is recognised over the remainder of the new vesting period for the incremental fair value of any modification, based on the difference between the fair value of the original award and the fair value of the modified award, both as measured on the date of the modification. No reduction is recognised if this difference is negative.

Where an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any cost not yet recognised in the income statement for the award is expensed immediately. Any compensation paid up to the fair value of the award at the cancellation or settlement date is deducted from equity, with any excess over fair value being treated as an expense in the income statement.

e) Related party transactions

As a holding company, the Company enters into transactions with subsidiary undertakings, including the issuance of equity awards to employees of subsidiary undertakings. Arrangements with related parties are disclosed in the appropriate notes to the financial statements.

NDS Group plc

Notes to the financial statements ─ continued

2. Administrative expenses

All administrative expenses, except those related to equity-based compensation, are recharged to subsidiary undertakings.

Total fees paid to the auditors in respect of services to the Company and its subsidiary undertakings are as follows:

	Year ended	Year ended
	30 June 2008	30 June 2007
	$’000	$’000

Audit services
The Company	20	20
UK subsidiary undertakings	617	658
Overseas subsidiary undertakings	570	534

	1,207	1,212

Other services supplied to overseas subsidiary undertakings pursuant to such legislation	46	36

Other services to overseas subsidiary undertakings relating to taxation	45	39

All other fees	─	─

Total	1,298	1,287

Details of Directors’ remuneration and interests in shares and stock options in the Company are shown within the Directors’ Report in the section “Directors’ and their interests” and in the Directors’ Remuneration Report in the sections entitled “Directors’ remuneration” and “Interests in stock options and conditional awards”.

The Company has two employees: the Chairman and Chief Executive Officer; and, the Chief Financial Officer and Company Secretary. Total remuneration paid to Directors and employees of the Company is as follows:

	Year ended	Year ended
	30 June 2008	30 June 2007
	$’000	$’000

Independent Non-Executive Directors’ fees	288	288
Salaries, bonus and benefits	4,358	4,523
National Insurance contributions	558	579
Pension and life assurance contributions	1,020	557
Equity-based compensation	2,848	3,042

	9,072	8,989

Amounts included in the above table relating to Directors are inclusive of amounts disclosed in the Directors’ Remuneration Report in the table within the section entitled “Directors’ remuneration”.

Amounts in respect of pension and life assurance contributions are the amounts paid in the period and there were no amounts unpaid or prepaid as at 30 June 2008 (2007: none). One Director is a member of a defined contribution scheme operated by News Corporation. Another Director is a member of a defined benefit scheme operated by News Corporation, which the Company considers to be a multi-employer scheme. The Company’s contributions are affected by a surplus or deficit in the scheme but the Company is unable to identify its share of underlying assets and liabilities in the scheme on a consistent and reasonable basis. Accordingly the Company’s financial statements only reflect the contributions due in the period, as determined by the scheme’s actuary.

NDS Group plc

Notes to the financial statements ─ continued

3. Exceptional costs

During the year ended 30 June 2008, The Company incurred legal and professional costs of $2,498,000 (2007: $nil) in connection with the Proposed Transaction described more fully in Note 15.

4. Dividend income

During the year ended 30 June 2008, the Company received dividends from subsidiary undertakings of $407,390,000 (2007: $nil). $386,100,000 was received in the form of loan notes which were repaid subsequent to 30 June 2008; consequently, this element is a non-cash transaction for the year ended 30 June 2008. The balance of $21,290,000 was received in cash during the year

5. Taxation

a) Analysis of tax credit

	Year ended	Year ended
	30 June 2008	30 June 2007
	$’000	$’000

Current Tax
UK Corporation Tax credit	(58)	(1,603)
Adjustment in respect of prior years	─	(148)
Losses surrendered by way of group relief for no charge	─	1,751

Total current tax	(58)	─

Deferred Tax
Deferred tax credit	(645)	(971)
Effect of change in rate of Corporation Tax	46	111

Total deferred tax	(599)	(860)

Total tax credit	(657)	(860)

b) Factors affecting current tax credit

The tax rate differs from the statutory UK tax rate as a consequence of the following matters: there are material differences between profits recognised in the financial statements of the Company and profits calculated for tax purposes. Certain charges are disallowable for tax purposes, dividends received from UK companies are not subject to UK Corporation Tax and transactions involving equity compensation awarded to Directors and employees give rise to deductible benefits. Other charges are recognised for tax purposes in periods different from those in which they are recognised in the financial statements. These latter timing differences give rise to deferred tax assets, the potential benefit of which is recognised unless the asset is not expected to be recovered.

The UK Government has enacted legislation that reduces the standard rate of Corporation Tax to 28% with effect from 1 April 2008. The statutory rate of tax on the Company’s taxable profits was 30% for the year ended 30 June 2007, 29.5% for the year ended 30 June 2008 and will be 28% thereafter.

NDS Group plc

Notes to the financial statements ─ continued

A reconciliation of the current tax credit is as follows:

	Year ended	Year ended
	30 June 2008	30 June 2007
	$’000	$’000

Profit (loss) on ordinary activities before taxation	402,299	(3,042)
UK statutory tax rate	29.5%	30%

Prima facie tax charge (credit) at the UK statutory rate	118,678	(913)
Non-taxable dividends	(120,130)	─
Disallowable-equity based compensation	840	913
Other disallowable expenses	737	─
Tax benefit of stock options exercised	(183)	(1,603)
Adjustment in respect of prior years	─	(148)
Losses surrendered by way of group relief for no charge	─	1,751

Total current tax credit	(58)	─

The current tax credit was recovered from a subsidiary undertaking as part of a group payment arrangement with Her Majesty’s Revenue and Customs.

c) Deferred tax

All of the deferred tax assets relates to equity-based compensation, substantially all of which is expected to be recoverable after more than one year. The movement in the deferred tax asset in the year ended 30 June 2008 is as follows:

Year ended
30 June 2008
$’000

Deferred tax asset, beginning of year	1,753
Deferred tax movement related to equity-based compensation expense	645
Effect of change in rate of Corporation Tax	(46)

Deferred tax asset, end of year	2,352

6. Earnings per share

Basic earnings/(loss) per share is calculated as the profit/(loss) on ordinary activities after taxation divided by the weighted average number of ordinary shares in issue in each period. The interests of ordinary shareholders may be diluted due to the existence of equity awards granted to employees. The Company has two classes of ordinary shares (see Note 9) which have equal rights except in respect of voting and as such have equal weighting in the calculation of the basic and diluted loss per share.

NDS Group plc

Notes to the financial statements ─ continued

The numerator for the calculations of the earnings/(loss) per share is the profit/(loss) on ordinary activities after taxation. The denominator for the calculations is the weighted average number of ordinary shares, as follows:

	Year ended	Year ended
	30 June 2008	30 June 2007

Weighted average number of ordinary shares in issue	58,023,358	57,224,347
Effect of dilutive equity awards	1,051,045	1,405,230

Denominator for diluted earnings/(loss) per share	59,074,403	58,629,577

7. Fixed asset investments

The components of, and movement in, fixed asset investments during the year ended 30 June 2008 was as follows:

	Loan to	Shares in
	subsidiary	subsidiary
	undertakings	undertakings	Total
	$’000	$’000	$’000

Beginning of year, as originally reported	464,122	230,163	694,285

Effect of adopting UITF 44 (see Note 1d)	─	22,392	22,392

Beginning of year, as restated	464,122	252,555	716,677

Equity compensation cost in respect of employees of subsidiary undertakings	─	13,460	13,460
Capitalization of loan	(464,122)	464,122	─
Book value of shares sold	─	(639,113)	(639,113)
Consideration received from sale of shares	─	639,113	639,113

End of year	─	730,137	730,137

During the year, the Company exchanged the loan to a subsidiary undertaking that had no repayment date and bore no interest, for additional shares. Additionally, the Company sold its entire interest in certain wholly owned subsidiaries to subsidiary undertakings through a series of share-for-share exchanges.

NDS Group plc

Notes to the financial statements ─ continued

The Company owns, directly or indirectly, the entire share capital of the following principal subsidiary undertakings:

Country of
	incorporation	Principal activity

NDS Finance Limited (1)	Great Britain	Intermediate holding company

NDS Limited (2)	Great Britain	Provision of technology for digital pay-TV

News Datacom Limited (3)	Great Britain	Provision of technology for digital pay-TV

NDS Technologies Israel Limited (3)	Israel	Research and development

NDS Technologies France SAS (3)	France	Provision of technology for digital pay-TV

NDS Americas Inc. (2)	USA	Marketing, customer support and operations

NDS Asia Pacific Limited (2)	Hong Kong	Marketing and customer support

Orbis Technology Limited (2)	Great Britain	Provision of betting and gaming applications

NT Media Limited (3)	Great Britain	Provision of betting and gaming applications

Digi-Media Vision Limited (2)	Great Britain	Intermediate holding company

NDS Asia Pacific Pty Limited (3)	Australia	Marketing and customer support

NDS Marketing Israel Limited (1, 5)	Israel	Marketing and customer support

NDS Services Pay-TV Technology Private Limited (3)	India	Research and development

NDS Beijing Information Technology Company (2)	China	Research and development

NDS Denmark Holding A/S (2)	Denmark	Intermediate holding company

NDS Denmark ApS (3)	Denmark	Provision of interactive television applications

NDS Holdings BV (1, 5)	Netherlands	Intermediate holding company

NDS Sweden AB (3)	Sweden	Intermediate holding company

Jungo Limited (3)	Israel	Technology for residential gateway devices

Jungo Software, Inc. (3)	USA	Marketing

CastUp, Inc. (4)	USA	Intermediate holding company

CastUp Israel Limited (4)	Israel	Provision of video applications

NDS GmbH (4)	Germany	Marketing and customer support

(1) Directly owned by NDS Group plc.
(2) Previously directly owned by NDS Group plc but transferred to a subsidiary undertaking during the year ended 30 June 2008.
(3) Indirectly owned throughout the period.
(4) Indirectly owned; acquired or incorporated during the year ended 30 June 2008.
(5) Ownership transferred to a subsidiary undertaking subsequent to 30 June 2008.

NDS Group plc

Notes to the financial statements ─ continued

8. Amounts due from subsidiary undertakings

	30 June 2008	30 June 2007
	$’000	$’000

Loan notes	386,100	─
Other amounts due from a subsidiary undertaking	88,028	81,804

Due from subsidiary undertakings	474,128	81,804

The loan notes were received during the year ended 30 June 2008 by way of dividend from certain subsidiary undertakings and were repaid subsequent to 30 June 2008. Other amounts due from a subsidiary undertaking represent the Company’s surplus cash which has been loaned to a subsidiary undertaking for management by that company’s treasury function.

9. Called-up share capital

a) Called-up equity share capital of the Company

	30 June 2008	30 June 2007
	$’000	$’000

Authorised:
48,000,000 Series A ordinary shares of $0.01 each	480	480
52,000,000 Series B ordinary shares of $0.01 each	520	520
42,000,002 Deferred Shares of £1 each	64,103	64,103

	65,103	65,103

Ordinary share capital: allotted, issued, called-up and fully paid:
16,250,058 (2007: 15,718,904) Series A ordinary shares of $0.01 each	162	157
42,001,000 Series B ordinary shares of $0.01 each	420	420

Ordinary share capital	582	577

Deferred share capital: allotted, issued, called-up and fully paid:
42,000,002 Deferred Shares of £1 each	64,103	64,103

The Company has two classes of ordinary shares: Series A ordinary shares and Series B ordinary shares. The Series B ordinary shares are all owned by News Corporation. Substantially all of the Series A ordinary shares are held by The Bank of New York Mellon as depositary to support American Depositary Shares which are traded on NASDAQ under the symbol “NNDS”. News Corporation has no interest in any of the Series A ordinary shares.

The two classes of ordinary shares entitle the holder to the same rights except that the Series A and Series B ordinary shares are entitled to one vote and ten votes per share respectively. The Series B ordinary shares may be converted by the shareholder into Series A ordinary shares, at the instigation of the shareholder at any time. Automatic conversion will occur if any sale, transfer or other disposal results in the cessation of the ultimate beneficial ownership of the Series B ordinary shares being retained by entities controlled by News Corporation.

The Company also has outstanding 42,000,002 Deferred Shares of £1 each, all authorised, issued, called-up and fully paid. The Deferred Shares, all of which are owned by News Corporation, do not entitle the holders thereof to receive notice of, or attend or vote at, meetings of shareholders of the Company, or to receive dividends. Upon liquidation of the Company, the Deferred Shares entitle the holders to repayment of the capital paid up on those shares, but only after each holder of ordinary shares has received (i) the amount paid up on his shares and (ii) an additional sum of $1 million per share.

NDS Group plc

Notes to the financial statements ─ continued

During the year ended 30 June 2008, 531,154 (2007: 845,642) Series A ordinary shares were issued in settlement of equity compensation awards granted to employees. Cash consideration received amounted to $8,664,000 (2007: $13,889,000).

b) Equity-based compensation

	Year ended	Year ended
	30 June 2008	30 June 2007
		As restated
	$’000	$’000

Equity compensation charged to the profit and loss account	2,848	3,042
Equity compensation charged to cost of investments in subsidiary undertakings	13,460	11,409

Total equity compensation cost	16,308	14,451

NDS 2006 Long-Term Incentive Plan

In October 2006, the Company’s shareholders approved the NDS 2006 Long-Term Incentive Plan (the “Plan”), which provides for awards of stock options to purchase Series A Ordinary Shares, restricted awards, conditional awards, stock appreciation rights or awards of Series A Ordinary Shares, the terms and conditions of which are described in the Plan. American Depositary Receipts (“ADRs”) representing the Company’s Series A Ordinary Shares are given to recipients in respect of any awards of Series A Ordinary Shares. The maximum number of Series A Ordinary Shares that may be issued or delivered under the Plan is 10,000,000 shares. There will be no further stock options granted under two of the Company’s existing stock option plans: The NDS 1997 Executive Share Option Scheme or The NDS 1999 Executive Share Option Scheme. However, further grants may be made under The NDS U.K. Approved Share Option Scheme, which will be treated as a sub-scheme of the Plan. The fair value of equity-based compensation under the Plan is calculated according to the type of award issued.

During the years ended 30 June 2008 and 30 June 2007, fixed conditional awards over an aggregate of 24,500 Series A Ordinary Shares and 43,500 Series A Ordinary Shares, respectively, were awarded to certain Directors and employees of subsidiary undertakings. The fiscal 2008 fixed conditional awards vest in four equal annual instalments beginning on 15 August 2008 and the fiscal 2007 fixed conditional awards vest in four equal annual instalments beginning on 15 August 2007, each subject to, among other conditions, the individual’s continued employment with the Company. The grant date fair value of the fiscal 2008 fixed conditional awards was $55.91 per share, and the grant date fair value of the fiscal 2007 fixed conditional awards was $51.57 per share. In both cases, the grant date fair value was the quoted closing market price of ADRs representing Series A Ordinary Shares on the date the awards were approved by the Company’s Board of Directors, because no dividends were expected to be paid.

In addition, during the years ended 30 June 2008 and 30 June 2007, certain Directors, employees and employees of subsidiary undertakings had the opportunity to earn grants of Series A Ordinary Shares under the Plan conditioned upon the attainment of pre-determined operating income goals for the applicable fiscal year (“Performance-Based Conditional Awards’). To the extent that it was determined that the Company’s actual operating income for the applicable fiscal year fell within the performance goal range, the employees or executives received a percentage of his or her annualized base salary, ranging from 0% to 45% for the vast majority of recipients; however, the range for some recipients was from 0% to up to 187.5% for the fiscal year ended June 30, 2008 and from 0% to up to 225% for the fiscal year ended June 30, 2007. The Performance-Based Conditional Awards are paid in time-vested Series A Ordinary Shares. In August 2008, 436,394 ADRs representing Series A Ordinary Shares were awarded in satisfaction of the Fiscal 2008 Performance-Based Conditional Awards. In August 2007, 286,841 ADRs representing Series A Ordinary Shares were awarded in satisfaction of the Fiscal 2007 Performance-Based Conditional Awards. The Fiscal 2008 Performance-Based Conditional Awards vest in four equal annual instalments beginning on 15 August 2008 and the Fiscal 2007 Performance-Based Conditional Awards vest in four equal annual instalments beginning on 15 August 2007, each subject to, among other conditions, the individual’s continued employment with the Company. The grant date fair value of the Fiscal 2008 Performance-Based Conditional Awards was $55.91 per share, and the grant date fair value of the Fiscal 2007 Performance-Based Conditional Awards was $51.57 per share. In both cases, the grant date fair value was the quoted closing market price of ADRs representing Series A Ordinary Shares on the date the awards were approved by the Company’s Board of Directors, because no dividends were expected to be paid.

NDS Group plc

Notes to the financial statements ─ continued

The following table summarizes activity with respect to all equity-based awards granted to Directors and employees of the Company and its subsidiary undertakings under the Plan:

	Year ended	Year ended	Year ended	Year ended
	30 June 2008	30 June 2008	30 June 2007	30 June 2007
	Grant Date	Number of	Grant Date	Number of
	Fair Value	ADRs	Fair Value	ADRs

Unvested ADRs, beginning of year	$51.57	43,500	─	─
Awarded	$51.95	314,341	$51.57	43,500
Vested	$51.57	(82,493)	─	─
Lapsed	$52.26	(18,906)	─	─

Unvested ADRs, end of year	$51.98	256,442	$51.57	43,500

Vested but unissued ADRs, beginning of year	─	─	─	─
Vested	$51.57	82,493	─	─
Issued	$51.57	(61,516)	─	─
Statutory tax withholding	$51.57	(15,084)	─	─
Lapsed	─	─	─	─

Vested but unissued ADRs, end of year	$51.57	5,893	─	─

Stock Option Plans

The Company has three executive stock option schemes under which stock options have been granted to certain Directors, Executive Officers and employees: The NDS 1997 Executive Share Option Scheme (the “1997 scheme”), The NDS 1999 Executive Share Option Scheme (the “1999 unapproved scheme”) and The NDS UK Approved Share Option Scheme (the “1999 approved scheme”). The provisions of each scheme are substantially the same, except that the 1999 approved scheme is approved by Her Majesty’s Revenue and Customs in the United Kingdom for the purposes of granting U.K. employees stock options over shares in the Company which are free from income tax in the hands of the employee under certain circumstances. Following the creation of the 1999 unapproved scheme, no further stock options have been granted under the 1997 scheme. The schemes provide for the grant of stock options to purchase Series A Ordinary Shares in the Company with a maximum term of ten years. Stock options granted under the schemes vest in equal portions over a four-year period. The schemes authorize options to be granted subject to a maximum of 10% of the ordinary shares of the Company in issue at the date of grant. Following the adoption of the Plan, no further stock options will be awarded under the 1999 scheme. The Company’s obligations under all stock option schemes have been settled by issuing new Series A Ordinary Shares.

NDS Group plc

Notes to the financial statements ─ continued

The following table summarizes information about all stock option transactions by Directors and employees of the Company and its subsidiary undertakings:

	Year ended	Year ended	Year ended	Year ended
	30 June 2008	30 June 2008	30 June 2007	30 June 2007
		Weighted average		Weighted average
	Number	exercise price	Number	exercise price

Outstanding as at beginning of the year	2,789,602	$29.05	3,690,761	$26.28
Granted during the year	─	─	─	─
Forfeitures during the year	(32,191)	$37.30	(55,517)	$33.64
Exercised during the year	(469,638(3))	$20.31	(845,642(2))	$16.68

Outstanding as at end of year (1)	2,287,773	$30.72	2,789,602	$29.05

Vested at and of year	1,807,619	$27.62	1,841,351	$24.88
Unvested at end of year	480,154	$42.39	948,251	$37.13

Outstanding as at end of year	2,287,773	$30.72	2,789,602	$29.05

(1)
Included within this balance are stock options over 834,884 (2007: 1,110,158) Series A ordinary shares in NDS Group plc for which no cost has been recognised in accordance with FRS 20 as the stock options were granted on or before 7 November 2002 and were vested as at 1 July 2005.

(2)	The weighted average share price at the date of exercise for the stock options exercised was $48.96.
(3)	The weighted average share price at the date of exercise for the stock options exercised was $55.26.

For the stock options outstanding as at 30 June 2008, the weighted average remaining contractual life was 5.7 years (2007: 6.5 years). No stock options were granted during either of the two years ended 30 June 2008.

Stock options outstanding at the end of the year have the following exercise prices:

			30 June 2008	30 June 2007
Grant date	Lapse date	Exercise price	Number	Number

6 April 1998	5 April 2008	$8.14	─	45,350
25 March 1999	24 March 2009	$9.85	64,013	95,130
23 November 1999	22 November 2009	$20.00	107,461	150,923
25 January 2000	24 January 2010	$43.00	2,500	4,000
28 April 2000	27 April 2010	$56.88	9,645	9,645
5 December 2000	4 December 2010	$60.00	11,288	12,638
4 October 2001	3 October 2011	$21.90	307,699	368,725
3 June 2002	2 June 2012	$11.40	1,500	4,000
21 November 2002	20 November 2012	$6.50	33,646	42,468
9 January 2003	8 January 2013	$7.53	39,850	63,950
5 November 2003	4 November 2013	$17.12	391,389	534,757
1 July 2004	30 June 2014	$25.15	6,250	12,500
22 December 2004	21 December 2014	$32.96	379,820	464,328
4 January 2005	3 January 2015	$33.54	60,426	60,426
8 April 2005	7 April 2015	$33.70	13,458	17,919
1 February 2006	31 January 2016	$43.13	858,828	902,843

			2,287,773	2,789,602

NDS Group plc

Notes to the financial statements ─ continued

10. Reserves

Movements in the Company’s reserves for the year are as follows:

	Share	Merger	Capital	Profit and
	premium	reserve	contribution	loss account	Total
	$’000	$’000	$’000	$’000	$’000

30 June 2007,
as originally reported	255,568	72,997	212,078	172,520	713,163

Adoption of UITF 44	─	─	─	22,392	22,392

30 June 2007,
as restated	255,568	72,997	212,078	194,912	735,555

Profit for the financial year	─	─	─	402,956	402,956
Equity-based compensation	─	─	─	16,308	16,308
Shares issued	9,391	─	─	(732)	8,659

As at 30 June 2008	264,959	72,997	212,078	613,444	1,163,478

The merger reserve represents the excess of the market value of shares issued in connection with a previous business combination over the nominal value of those shares. The capital contribution is a distributable reserve.

11. Reconciliation of movements in shareholders’ funds

	Year ended	Year ended
	30 June 2008	30 June 2007
	$’000	$’000

Opening shareholders’ funds, as originally reported	777,843	763,094

Adoption of UITF 44	22,392	10,983

Opening shareholders’ funds, as restated	800,235	774,077

Profit (loss) for the financial year	402,956	(2,182)
Equity-based compensation	16,308	14,451
Shares issued	8,664	13,889

Closing shareholders’ funds	1,228,163	800,235

NDS Group plc

Notes to the financial statements ─ continued

12. Contingencies

a) Litigation

The Company is a defendant in various litigation matters. The cost of dealing with these matters is borne by the principal operating subsidiaries.

Echostar litigation

On 6 June 2003, Echostar Communications Corporation, Echostar Satellite Corporation, Echostar Technologies Corporation and Nagrastar L.L.C. (collectively, “Echostar”) filed an action against the Company the United States District Court for the Central District of California. That complaint purported to allege claims for violation of the Digital Millennium Copyright Act (“DMCA”), the Communications Act of 1934 (“Communications Act”), the Electronic Communications Privacy Act, the Computer Fraud and Abuse Act, California’s Unfair Competition Law (“UCL”) and the federal Racketeer Influenced and Corrupt Organizations (“RICO”) statute. The complaint also purported to allege claims for civil conspiracy, misappropriation of trade secrets and interference with prospective business advantage. The complaint sought injunctive relief, unspecified compensatory and exemplary damages and restitution. Extensive motion practice ensued regarding this complaint, regarding subsequent complaints filed by Echostar, and regarding counterclaims asserted by the Company.

The trial of this case began on 9 April 2008. Echostar’s claims under the DMCA, the Communications Act, the California Penal Code, and RICO were tried to the jury, Echostar’s UCL claim was tried to the court and the Company’s counterclaim under the California Uniform Trade Secrets Act was tried to the jury. All other claims were either dismissed by the court or abandoned by the parties.

On 15 May 2008, the jury returned its verdict. The jury found the Company not liable on three counts and awarded minimal damages on the remaining three counts. On those latter three counts, the jury awarded Echostar actual damages of $45.69 or, in the alternative, statutory damages of $1,000. The Company believes that these awards relate to a single incident involving a test of a card during the course of the Company’s anti-piracy efforts. The jury found Echostar not liable on the Company’s counterclaim.

A hearing on the UCL claim was held on 9 October 2008. On 15 October 2008, the court issued its ruling. The court found the Company liable under the UCL based on the single incident that formed the basis for the jury’s previous verdict. The court awarded restitution in a nominal amount to Echostar. The court also issued a permanent injunction that requires the Company to comply with the statutes that the jury previously found the Company had violated.

On 20 October 2008, Echostar and the Company filed applications requesting that the court award them attorneys’ fees and costs. The Company believes that Echostar’s request is without merit and intends to vigorously defend against that request. Instead, the Company believes that it prevailed in the litigation and on several claims for which a recovery of attorneys’ fees is authorized. The court has set a hearing for 17 November 2008 to hear argument related to requests for attorneys’ fees and costs. It is not known when the court will provide a decision on those requests.

Sogecable Litigation

On 25 July 2003, Sogecable, S.A. and its subsidiary Canalsatellite Digital, S.L., Spanish satellite broadcasters and customers of Canal+ Technologies SA (together, “Sogecable”), filed an action against the Company in the United States District Court for the Central District of California. Sogecable filed an amended complaint on 9 October 2003, which purported to allege claims for violation of the DMCA and the RICO statute. The amended complaint also purported to allege claims for interference with contract and prospective business advantage. The complaint sought injunctive relief, unspecified compensatory and exemplary damages and restitution. On 22 December 2003, all of the claims were dismissed by the court. Sogecable filed a second amended complaint. The Company filed a motion to dismiss the second amended complaint on 31 March 2004. On 4 August 2004, the court issued an order dismissing the second amended complaint in its entirety. Sogecable had until 4 October 2004 to file a third amended complaint. On 1 October 2004, Sogecable notified the court that it would not be filing a third amended complaint, but would appeal the court’s entry of final judgment dismissing the suit to the United States Ninth Circuit Court of Appeals. On 14 December 2006, the appellate court issued a memorandum decision reversing the district court’s dismissal. On 26 January 2007, the Company filed its petition for rehearing by an en banc panel of the United States Ninth Circuit Court of Appeals. On 21 February 2007, the petition was denied. On 11 June 2007, the Company filed a petition for a Writ of Certiorari in the United States Supreme Court seeking reversal of the Ninth Circuit Court of Appeals’ decision. On 27 August 2007, the Company renewed its motion to dismiss the second amended complaint on grounds not previously decided. On 1 October 2007, the petition for Writ of Certiorari was denied. On 25 January 2008, the court issued an order granting-in-part and denying-in-part the Company’s renewed motion to dismiss Sogecable’s second amended complaint. The court dismissed Sogecable’s claim for tortuous interference with prospective economic advantage, but allowed Sogecable to proceed on its RICO and DMCA claims, as well as its claim for tortuous interference with contract. The court has set 16 February 2010 as the trial date. The Company believes that Sogecable’s claims are without merit and will continue to vigorously defend itself in this matter.

NDS Group plc

Notes to the financial statements ─ continued

The costs of dealing with all these matters have been borne by the Company, as they all relate to the conditional access business of the NDS Group, and have been expensed as incurred. Any further costs incurred will be recorded in financial statements for future periods.

b) Other

The Company has provided guarantees to support the obligations of certain operating subsidiaries under contracts with customers. In the normal course of business, the subsidiary undertakings may provide indemnification agreements of varying scopes, including warranties concerning the security of the smart cards, limited product warranties and indemnification of customers against claims of intellectual property infringement made by third parties arising from the use of the products or services supplied by the subsidiary undertakings. Costs are accrued for known warranty and indemnification issues if a loss is probable and can be reasonably estimated. Historically, costs related to these warranties and indemnification agreements have not been significant, but because potential future costs are highly variable, the Directors are unable to estimate the maximum potential impact of these guarantees on the Company’s financial position. Additionally, the Company has provided guarantees to support obligations of certain subsidiary companies under contracts for the lease of premises.

The Directors believe that the operating subsidiaries have sufficient resources to meet any liability without having recourse to the assets of the Company.

13. Financial instruments

The recoverability of the Company’s fixed asset investments is dependent upon the continuing profitability and cash generated by subsidiary undertakings.

Amounts due from subsidiary undertakings are denominated in US dollars; the loan note were repaid subsequent to 30 June 2008 and the other amounts receivable are callable on demand.

The Company’s cash balances are held in readily available funds and are denominated in the following currencies:

	30 June 2008	30 June 2007
	$’000	$’000

Denominated in British pounds sterling	14,975	─
Denominated in US dollars	6,571	1

Total cash	21,546	1

NDS Group plc

Notes to the financial statements ─ continued

14. Controlling party

As at 30 June 2008, News Corporation, a company incorporated in the State of Delaware owned (via a wholly owned subsidiary) approximately 72.1% of the equity share capital of NDS Group plc; its interest in the overall voting capacity of the NDS Group plc’s equity was approximately 96.3%. As such, News Corporation is the party which exercises ultimate control over the Company. The financial statements of the Company are consolidated in the financial statements of News Corporation. News Corporation’s annual report is available from its website, www.newscorp.com.

15. Subsequent events

On 14 August 2008, the Company, News Corporation and two newly incorporated companies formed by funds advised by Permira Advisers LLP (the “Permira Newcos”) announced that the Company signed an implementation agreement pursuant to which the Company would become a privately-owned company, with the Permira Newcos and News Corporation owning approximately 51% and 49% of the Company, respectively (the “Proposed Transaction”). The Proposed Transaction would be effected by means of:

•
Cancelling all of the outstanding Series A Ordinary Shares, including shares represented by American Depositary Shares (“ADSs”) traded on The NASDAQ Stock Market (“NASDAQ”), for per-share consideration of $63 in cash;

•
Cancelling approximately 67% of the Series B Ordinary Shares held by News Corporation for consideration of $63 per share to be paid in a combination of approximately $1.5 billion in cash and a $242 million vendor note. News Corporation currently owns 71.9% of the equity and 96.2% of the voting power of the Company through its ownership of 100% of the outstanding Series B Ordinary Shares. News Corporation would retain ownership of the remaining approximately 33% of the Series B Ordinary Shares it currently holds, resulting in it owning 49% of the Company following the completion of the Proposed Transaction; and

•	Issuing the Permira Newcos new Series B Ordinary Shares representing 51% of the Company’s then outstanding Series B Ordinary Shares.

If the Proposed Transaction is consummated, it will be funded by a mix of senior and mezzanine indebtedness incurred by a subsidiary of the Company, an investment provided by the Permira Newcos and cash on hand at the Company and its subsidiary undertakings. Commitments and obligations with respect to the indebtedness are contingent upon the consummation of the Proposed Transaction.

The consummation of the Proposed Transaction is conditioned upon the approval of the transaction by holders of the Series A Ordinary Shares, the approval of the High Court of Justice of England and Wales, the receipt of certain regulatory approvals, the receipt of funding described above and certain other customary closing conditions. The consummation of the Proposed Transaction is also conditioned upon the Proposed Transaction being consummated by 25 February 2009, or such later date as agreed by the parties and approved by the High Court of England and Wales. There can be no assurance that the Proposed Transaction will be consummated.

NDS Group plc